AMENDED AND RESTATED INTERCREDITOR AGREEMENT
This AMENDED AND RESTATED INTERCREDITOR AGREEMENT (as amended, restated, renewed, extended, supplemented or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”) is dated as of February 12, 2014, and entered into by and among New Enterprise Stone & Lime Co., Inc., a Delaware corporation (the “Company”), certain subsidiaries of the Company party hereto (together with the Company, and any future Subsidiary of the Company that becomes party to any ABL Loan Documents or Noteholder Documents, the “Obligors” and each an “Obligor”), PNC Bank, National Association, in its capacity as collateral agent for the ABL Lenders (including its successors and assigns from time to time, the “ABL Agent”) and Wells Fargo Bank, National Association, a national banking association, in its capacity as trustee (in such capacity and including it successors and assigns from time to time, the “Trustee”) and collateral agent (in such capacity and including its successors and assigns from time to time, the “Collateral Agent”) for the Note Claimholders. As described in more detail in Section 8.10 hereof, this Agreement is intended to be binding on all Claimholders, as well as the ABL Agent and the Collateral Agent. Capitalized terms used in this Agreement have the meanings assigned to them in Article I below.
Recitals
The Company issued, on March 15, 2012, the 13% Senior Secured Notes due 2018 (the “Initial Notes”) pursuant to an Indenture dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Indenture”) among the Company, the Guarantors, the Trustee and the Collateral Agent.
The Obligors and the Trustee previously entered into that certain Intercreditor Agreement dated March 15, 2012 (the “Prior Intercreditor Agreement”) with Manufacturers and Traders Trust Company, as collateral agent for ABL Lenders (as defined therein), and the Collateral Agent, as collateral agent for the Note Claimholders (as defined therein).
The Obligors have entered into Refinanced ABL Obligations, and pursuant to the Intercreditor Agreement Joinder dated of even date herewith, PNC Bank, National Association, in its capacity as collateral agent under the new ABL Collateral Documents, has replaced Manufacturers and Traders Trust Company, in its capacity as collateral agent, as ABL Agent under the Prior Intercreditor Agreement.
As a condition to the closing of the Refinanced ABL Obligations and the issuance of the Initial Notes, respectively, the ABL Agent, the Collateral Agent and the various Claimholders have agreed to the relative priority of their respective Liens on the Collateral and certain other rights, priorities and interests as set forth in this Agreement.
Pursuant to Section 5.5(b) of the Prior Intercreditor Agreement, the parties desire to amend and restate the Prior Intercreditor Agreement to read in its entirety as set forth herein in order to provide to PNC Bank, National Association, as ABL Agent, the rights contemplated by the Prior Intercreditor Agreement.
AGREEMENT
In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
I.DEFINITIONS.
1.1    Defined Terms. As used in this Agreement, the following terms shall have the following meanings:
“ABL Access Period” means for each parcel of Noteholder Mortgaged Property the period, after the commencement of an Enforcement Period, which begins on the day that the ABL Agent provides Collateral Agent with the notice of its election to request access pursuant to Section 3.3(b) and ends on the earliest of (i) the 180th day after the first day on which the ABL Agent obtains the ability to use, take physical possession of, remove or otherwise control the use or access to the ABL First Lien Collateral located on such Noteholder Mortgaged Property following Enforcement plus such number of days, if any, after the ABL Agent obtains access to such ABL First Lien Collateral that it is stayed or otherwise prohibited by law or court order from exercising remedies with respect to ABL First Lien Collateral located on such Noteholder Mortgaged Property or (ii) the date on which all or substantially all of the ABL First Lien Collateral located on such Noteholder Mortgaged Property is removed, sold, collected or liquidated or (iii) the date on which the Discharge of ABL Obligations occurs.
“ABL Agent” has the meaning assigned to that term in the preamble to this Agreement.
“ABL Agreements” means the Revolving Credit Agreement and the Term Loan Agreement.
“ABL Collateral” means all collateral securing the ABL Obligations.
“ABL Collateral Agency Agreement” means the Intercreditor and Collateral Agency Agreement dated the date hereof among the Obligors, the ABL Agent, the Revolving Credit Administrative Agent, and the Term Loan Administrative Agent.
“ABL Collateral Documents” means the “Security Agreement” (as defined in the ABL Collateral Agency Agreement), the “Intellectual Property Security Agreements” (as defined in the ABL Collateral Agency Agreement), the ABL Mortgages and any other agreement, document or instrument pursuant to which a Lien is granted securing any ABL Obligations or under which rights or remedies with respect to such Liens are governed.
“ABL Default” means an “Event of Default” (as defined in the ABL Collateral Agency Agreement).
“ABL Exclusive Real Property” means (a) the real property listed on Schedule 1 attached hereto on which an Obligor has granted an ABL Mortgage; (b) any other real property of an Obligor that is not Noteholder First Lien Mortgaged Property, Noteholder Exclusive Real Property or ABL First Lien Mortgaged Property on which an Obligor has granted an ABL Mortgage; (c) any real property that, from time to time, may be acquired by an Obligor in a Permitted Asset Swap (as defined in the Indenture) with respect to any of the real property included in clause (a) above; and (d) any other real property that is not Noteholder First Lien Mortgaged Property or Noteholder Exclusive Real Property and that, from time to time, may be acquired by an Obligor in a Permitted Asset Swap (as defined in the Indenture) with respect to any of the real property included in clause (b) above and that may become subject to a first priority Lien in favor of the ABL Agent in accordance with the ABL Loan Documents and the Noteholder Documents, in each case of clauses (a), (b), (c) and (d) including improvements thereon, fixtures thereto, dedicated processing equipment used thereat (other than Rolling Stock), minerals contained therein before extraction, and substitutions, replacements, products, insurance proceeds with respect to and other proceeds of the foregoing.
“ABL First Lien Collateral” means all of the following property of each Grantor now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest:

(1) (a) Accounts and Payment Intangibles, other than (x) intercompany indebtedness of the Company and its Subsidiaries and (y) Payment Intangibles which constitute identifiable proceeds of collateral which is Noteholder First Lien Collateral; (b) Deposit Accounts and Securities Accounts, including all monies, Uncertificated Securities and Securities Entitlements contained therein (including all cash, marketable securities and other funds held in or on deposit in either of the foregoing) other than the Noteholder Collateral Proceeds Account, the other Excluded Bank Accounts and such other accounts as the ABL Secured Parties may agree from time to time; (c) Instruments and Chattel Paper, in each case to the extent evidencing, governing, securing or otherwise related to the items referred to in clauses (a) and (d) of this clause (1); (d) Inventory; (e) General Intangibles (other than Intellectual Property and Capital Stock in the Company’s and other Obligors’ Subsidiaries) pertaining to the other items of property included within clauses (a), (b), (c), (d), (f), (g) and (h) of this clause (1), including, without limitation, all contingent rights with respect to warranties on accounts which are not yet Payment Intangibles; (f) Records, Supporting Obligations and related Letters of Credit (as defined in Article 5 of the UCC), Commercial Tort Claims or other claims and causes of action, in each case, to the extent related primarily to any other items described in this clause (1); (g) computer equipment, software and books and records related to Accounts and Inventory, and (h) substitutions, replacements, accessions, products and proceeds (including, without limitation, insurance proceeds related to inventory and business interruption insurance, licenses, royalties, income, payments, claims, damages and proceeds of suit) of any or all of the foregoing;

(2) ABL First Lien Mortgaged Properties; and
(3) all proceeds of the foregoing;

provided, that, notwithstanding the foregoing, with respect to any General Intangible that may otherwise be included in ABL First Lien Collateral, it shall be excluded to the extent, but only to the extent, and only for so long as the grant of a security interest in such General Intangible is prohibited by any applicable Law or requires a consent not obtained of any Governmental Authority pursuant to applicable Law (after giving effect to Section 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other applicable Law).

“ABL First Lien Mortgaged Property” means (a) the real property listed on Schedule 2 attached hereto on which an Obligor has granted an ABL Mortgage and (b) any real property that, from time to time, may be acquired by an Obligor in a Permitted Asset Swap (as defined in the Indenture) with respect to any of the real property listed on Schedule 2 attached hereto and that may become subject to a first priority Lien in favor of the ABL Agent in accordance with the ABL Loan Documents and the Noteholder Documents, in each case of clauses (a) and (b) including improvements thereon, fixtures thereto, dedicated processing equipment used thereat (other than Rolling Stock), minerals contained therein before extraction, and substitutions, replacements, products, insurance proceeds with respect to and other proceeds of the foregoing.
“ABL Lenders” means the Revolving Credit Lenders and the Term Loan Lenders.
“ABL Loan Documents” means the ABL Agreements, the ABL Collateral Agency Agreement, the ABL Collateral Documents and the “Other Documents” (as defined in the ABL Agreements) and each of the other agreements, documents and instruments providing for or evidencing any other ABL Obligation, and any other document or instrument executed or delivered at any time in connection with any ABL Obligations, including any intercreditor or joinder agreement among holders of ABL Obligations, to the extent such are effective at the relevant time, as each may be amended, supplemented, refunded, deferred, restructured, replaced or Refinanced from time to time in whole or in part in accordance with the provisions of this Agreement (whether with the ABL Agent and ABL Lenders or other agents and lenders or otherwise).
“ABL Mortgaged Properties” means a collective reference to the ABL First Lien Mortgaged Properties and the ABL Exclusive Real Properties.
“ABL Mortgages” means a collective reference to each mortgage, deed of trust and other document or instrument under which a Lien on any real property located in the United States and owned by any Grantor is granted to secure any ABL Obligations or (except for this Agreement) under which rights or remedies with respect to any such Liens are governed.
“ABL Obligations” means all “Secured Obligations” as defined in the ABL Collateral Agency Agreement and the other ABL Loan Documents. “ABL Obligations” shall include (a) all interest accrued or accruing (or which would, absent commencement of an Insolvency Proceeding, accrue) after commencement of an Insolvency Proceeding in accordance with the rate specified in the relevant ABL Loan Document whether or not the claim for such interest is allowed as a claim in such Insolvency Proceeding and (b) all other Indebtedness that is purported to be secured under the ABL Collateral Documents.
“ABL Secured Parties” means, at any relevant time, the ABL Agent, the ABL Lenders, any other “Secured Party” (as such term is defined in the ABL Collateral Agency Agreement) and any other holder (if any) of the ABL Obligations.
“ABL Standstill Period” has the meaning set forth in Section 3.2(a)(1).
“Account” means all present and future “accounts” (as defined in Article 9 of the UCC).
“Account Agreements” means any lockbox account agreement, pledged account agreement, blocked account agreement, securities account control agreement, or any similar deposit or securities account agreements among the Collateral Agent and/or ABL Agent and an Obligor and the relevant financial institution depository or securities intermediary.
“Agent” means (a) with respect to any or all of the Note Claimholders, any or all of the Noteholder Obligations or any or all of the Noteholder Collateral, the Collateral Agent and (b) with respect to any or all of the ABL Secured Parties, any or all of the ABL Obligations or any or all of the ABL Collateral, the ABL Agent.
“Agreement” has the meaning set forth in the preamble to this Agreement.
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.
“Bankruptcy Law” means the Bankruptcy Code, or any similar federal, state or foreign law for the relief of debtors or any arrangement, reorganization, insolvency, moratorium, assignment for the benefit of creditors, any other marshalling of the assets and liabilities of an Obligor or any similar law relating to or affecting the enforcement of creditors’ rights generally.
“Chattel Paper” means all present and future “chattel paper” (as defined in Article 9 of the UCC).
“Claimholders” means the ABL Secured Parties and the Note Claimholders.
“Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, to the extent constituting either Noteholder First Lien Collateral or ABL First Lien Collateral.
“Collateral Agent” has the meaning assigned to that term in the preamble to this Agreement.
“Company” has the meaning assigned to that term in the preamble to this Agreement.
“Deposit Accounts” means all present and future “deposit accounts” (as defined in Article 9 of the UCC).
“DIP Financing” has the meaning assigned to that term in Section 6.1.
“Discharge of ABL Obligations” means, except to the extent otherwise expressly provided in Section 5.5, the occurrence of the following:

(1)    termination or expiration of all commitments, if any, to extend credit that would constitute ABL Obligations;
(2)    payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency Proceeding whether or not such interest would be allowed in such Insolvency Proceeding) and premium, if any, on all ABL Obligations (other than any undrawn letters of credit);
(3)    discharge or cash collateralization (in an amount and manner reasonably satisfactory to the ABL Agent, but in no event exceeding the lower of (A) 105% of the aggregate undrawn amount and (b) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable ABL Loan Document) of all letters of credit issued under the ABL Loan Documents and constituting ABL Obligations; and
(4)    payment in full in cash of all other ABL Obligations that are outstanding and unpaid at the time the Indebtedness constituting such ABL Obligations is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).
“Discharge of Noteholder Obligations” means, except to the extent otherwise expressly provided in Section 5.5, the occurrence of the following:
(1)    payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency Proceeding whether or not such interest would be allowed in such Insolvency Proceeding) and premium, if any, on all Noteholder Obligations; and
(2)    payment in full in cash of all other Noteholder Obligations that are outstanding and unpaid at the time the Indebtedness constituting such Noteholder Obligations is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time); or
(3)    satisfaction and discharge of the Indenture pursuant to Section 8.8 of the Indenture.
“Disposition” has the meaning assigned to that term in Section 5.1(b).
“Enforcement” means, collectively or individually for either of the ABL Agent or the Collateral Agent when an ABL Default or a Noteholder Default, as the case may be, has occurred and is continuing, any action taken by such Person to repossess, or exercise any remedies with respect to, any material amount of Collateral or commence the judicial enforcement of any of the rights and remedies under the ABL Loan Documents or the Noteholder Documents or under any applicable law, but in all cases excluding (i) the imposition of a default rate or late fee and (ii) the collection and application of Accounts or other monies deposited from time to time in Deposit Accounts or Securities Accounts against the ABL Obligations pursuant to the ABL Loan Documents.
“Enforcement Notice” means a written notice delivered, at a time when an ABL Default or Noteholder Default has occurred and is continuing, by either the ABL Agent or the Collateral Agent to the other such Person announcing that an Enforcement Period has commenced, specifying the relevant event of default, stating the current balance of the ABL Obligations or the current balances owing with respect to Noteholder Obligations, as the case may be, and requesting the current balance owing of the ABL Obligations or Noteholder Obligations, as the case may be.
“Enforcement Period” means the period of time following the receipt by either the ABL Agent or the Collateral Agent of an Enforcement Notice from the other until either (i) in the case of an Enforcement Period commenced by the Collateral Agent, the Discharge of Noteholder Obligations, or (ii) in the case of an Enforcement Period commenced by the ABL Agent, the Discharge of ABL Obligations, or (iii) the ABL Agent or the Collateral Agent (as applicable) agree in writing to terminate the Enforcement Period.
“Equity Collateral” means any Capital Stock of any Subsidiary of any Grantor in which a security interest is granted under any Noteholder Document.
“Grantors” means each Obligor and each other Person that has or may from time to time hereafter execute and deliver an ABL Collateral Document or a Noteholder Security Document as a grantor of a security interest (or the equivalent thereof).
“Indebtedness” means and includes all obligations that constitute “Debt,” “Indebtedness”, “Obligations,” “Liabilities” or any similar term within the meaning of the ABL Documents or the Noteholder Documents, as applicable.
“Indenture” means that certain Indenture, dated March 15, 2012, among the Company, the Trustee and the Collateral Agent, as amended, supplemented, amended and restated or otherwise modified and in effect from time to time.
“Initial Notes” means the Company’s 13% Senior Secured Notes due 2018, issued on or about March 15, 2012.
“Insolvency Proceeding” means (a) any voluntary or involuntary case or proceeding under the Bankruptcy Law with respect to any Obligor or any Grantor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Obligor or any Grantor or with respect to any of their respective assets, (c) any liquidation, dissolution, reorganization or winding up of any Obligor or any Grantor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Obligor or any Grantor.
“Instruments” means all present and future “instruments” (as defined in Article 9 of the UCC).
“Intellectual Property” means the following owned by or licensed to any Grantor: (a) patents and patent applications, (b) copyrights, including copyrights in software, (c) trademarks, service marks, trade names, brand names, trade dress, corporate names, fictitious names, slogans, domain names, designs, and indicators of source or goodwill, together with all of the goodwill associated therewith, (d) trade secrets, inventions (whether patented or not), technology, know-how, data, databases and other confidential or proprietary information, (e) all issuances, registrations and applications of the foregoing, together with all provisionals, divisions, continuations, continuations-in-part, re-examinations, reissues, extensions, supplemental protections, and renewals thereof, (f) all rights therein throughout the world, (g) all proceeds therefrom and (h) all rights to sue for, and to obtain damages and equitable relief for, past, present and future infringement, misappropriation, dilution or violation thereof.
“Intercreditor Agreement Joinder” means an agreement substantially in the form of Exhibit A.
“Lien” means, with respect to any property or other asset, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien (statutory or otherwise), charge, easement, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or other asset (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).
“New Agent” has the meaning assigned to that term in Section 5.5.
“New Representative” has the meaning assigned to that term in Section 5.5.
“Note Claimholders” means the “Secured Parties” as defined in the Noteholder Security Agreement and any other holder of the Noteholder Obligations.
“Note First Lien Collateral Deposits” has the meaning assigned to such term in Section 3.5.
“Noteholder” means “Holder” as defined in the Indenture.
“Noteholder Access Period” means for each parcel of ABL Mortgaged Property the period, after the commencement of an Enforcement Period, which begins on the day that the Collateral Agent provides the ABL Agent with the notice of its election to request access pursuant to Section 3.3(d) and ends on the earliest of (i) the 180th day after the first day on which the Collateral Agent obtains the ability to use, take physical possession of, remove or otherwise control the use or access to the Noteholder First Lien Collateral located on such ABL Mortgaged Property following Enforcement plus such number of days, if any, after the Collateral Agent obtains access to such Noteholder First Lien Collateral that it is stayed or otherwise prohibited by law or court order from exercising remedies with respect to Noteholder First Lien Collateral located on such ABL Mortgaged Property or (ii) the date on which all or substantially all of the Noteholder First Lien Collateral located on such ABL Mortgaged Property is removed, sold, collected or liquidated or (iii) the date on which the Discharge of Noteholder Obligations occurs.
“Noteholder Collateral” means all collateral securing the Noteholder Obligations.
“Noteholder Collateral Proceeds Account” means the “Asset Sale Proceeds Account” as defined in the Indenture.
“Noteholder Default” means an “Event of Default” as defined in the Noteholder Security Agreement.
“Noteholder Documents” means the Indenture, the Notes, the Noteholder Security Documents and each of the other agreements, documents, and instruments providing for or evidencing any other Noteholder Obligation, and any other document or instrument executed or delivered at any time in connection with any Noteholder Obligations, as each may be amended, restated, supplemented, modified, renewed, Refinanced or extended from time to time in whole or in part in accordance with the provisions of this Agreement (whether with the Collateral Agent and Noteholders or other agents and lenders or otherwise).
“Noteholder Excluded Assets” means the following:
(i)        any property or asset only to the extent and for so long as the grant of a security interest in such property or asset is prohibited by any applicable law or requires a consent not obtained of any governmental authority pursuant to applicable law (after giving effect to Section 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other applicable law);
(ii)        any right, title or interest in any permit, license, contract or agreement held an Obligor or to which an Obligor is a party or any of its right, title or interest thereunder, in each case only to the extent and for so long as the terms of such permit, license, contract or agreement validly prohibit the creation by an Obligor of a security interest in such permit, license, contract or agreement in favor of the Collateral Agent (after giving effect to Section 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other applicable law (including Title 11 of the United States Code) or principles of equity);
(iii)        Capital Interests (as defined in the Indenture) of a Person that constitutes a Subsidiary (as defined in the Indenture) (other than a Restricted Subsidiary (as defined in the Indenture) or a wholly-owned Subsidiary) the pledge of which would violate a contractual obligation to the owners of the other Capital Interests of such Person that is binding on or relating to such Capital Interests but solely to the extent and for so long as such contractual obligation exists;
(iv)        any property (and proceeds thereof) of an Obligor that is subject to a Lien securing Purchase Money Debt (as defined in the Indenture) or a Capital Lease Obligation (as defined in the Indenture), in each case permitted under the definition of Permitted Liens under the Indenture, to the extent the documents relating to such Lien securing such Purchase Money Debt or Capital Lease Obligation would not permit such property (and proceeds thereof) to be subject to the Liens created under the Security Documents (as defined in the Indenture) and provided that immediately upon the ineffectiveness, lapse or termination of any such restriction, such property shall cease to be a “Noteholder Excluded Asset”;
(v)        Capital Interests of Subsidiaries that are not Obligors and more than 65% of the voting Capital Stock of any Person that constitutes a Foreign Subsidiary (as defined in the Noteholder Security Agreement);
(vi)        property or assets owned by any Foreign Subsidiary or any Unrestricted Subsidiary;
(vii)    any intent-to-use United States trademark applications for which an amendment to allege use or statement of use has not been filed under 15 U.S.C. § 1051(c) or 15 U.S.C. § 1051(d), respectively, or if filed, has not been deemed in conformance with 15 U.S.C. § 1051(a) or examined and accepted, respectively, by the United States Patent and Trademark Office; provided that upon such filing and acceptance, such intent-to-use applications shall cease to be “Noteholder Excluded Assets”;
(viii)    any Excluded Bank Accounts;
(ix)        any vehicles and any other assets, in each case subject to certificates of title;
(x)        Rolling Stock;
(xi)        subject to the final two paragraphs of Section 2 of the Noteholder Security Agreement, if, and so long as, Rule 3-16 of Regulation S-X under the Securities Act requires or is amended, modified or interpreted by the Securities and Exchange Commission to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, that would require) the filing with the Securities and Exchange Commission of separate financial statements of any Subsidiary due to the fact that such Subsidiary’s Capital Interests or intercompany note secures the Notes or Note Guarantees (as defined in the Indenture), the Capital Interests or intercompany note of such Subsidiary (“Rule 3-16 Capital Stock”);
(xii)    property and assets that are released from the Noteholder First Lien Collateral and Noteholder Exclusive Real Property pursuant to the terms of this Agreement, the Indenture and the Security Documents but only for so long as the circumstances that gave rise to such release remain in effect and applicable with respect to such property or assets;
(xiii)    Excluded Joint Venture Interests (as defined in the Noteholder Security Agreement);
(xiv)    Excluded Key-Man Policies (as defined in the Noteholder Security Agreement);
(xv)    Restricted Assets (as defined in the Indenture); and
(xvi)    proceeds and products from any and all of the foregoing excluded collateral described in clauses (i) through (xv), unless such proceeds or products would otherwise constitute Noteholder First Lien Collateral or Noteholder Exclusive Real Property;
“Noteholder Exclusive Real Property” means (a) the real property listed on Schedule 3 attached hereto on which an Obligor has granted a Noteholder Mortgage; (b) any Material Real Property located in New York or Illinois that, from time to time, may become subject to a first priority Lien in favor of the Collateral Agent in accordance with the Noteholder Documents and the ABL Loan Documents but specifically excluding ABL Mortgaged Properties; and (c) any real property that, from time to time, may be acquired by an Obligor in a Permitted Asset Swap (as defined in the Indenture) with respect to any of the real property included in clause (a) above, in each case of clauses (a), (b) and (c), including improvements thereon, fixtures thereto, dedicated processing equipment used thereat (other than Rolling Stock), minerals contained therein before extraction, and substitutions, replacements, products, insurance proceeds with respect to and other proceeds of the foregoing.
“Noteholder First Lien Collateral” means all of the following property of each Grantor now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest:
(a)    all Equipment and Fixtures;
(b)    all Noteholder First Lien Mortgaged Property;
(c)    the Noteholder Collateral Proceeds Account;
(d)    all Equity Collateral;
(e)    all General Intangibles, Documents, Instruments, Chattel Paper and Commercial Tort Claims relating to the foregoing and all Intellectual Property;
(f)    all accessions to, substitutions for, and all replacements, products, and cash and non-cash proceeds of the foregoing, including proceeds of and unearned premiums with respect to insurance policies, insofar as they insure the foregoing, and claims against any Person for loss, damage or destruction of any of the foregoing;
(g)    all books and records (including customer lists, files, correspondence, tapes, computer programs, print-outs and computer records) pertaining to the foregoing;
(h)    all other assets and properties pledged to the Collateral Agent that do not constitute ABL First Lien Collateral or ABL Exclusive Real Property; and
(i)    all proceeds of the foregoing;
provided that, notwithstanding the foregoing, none of the ABL First Lien Collateral, ABL Exclusive Real Property and Noteholder Excluded Assets shall constitute “Noteholder First Lien Collateral.”
“Noteholder First Lien Mortgaged Property” means (a) the real property listed on Schedule 4 attached hereto and (b) any other Material Real Property (as defined in the Indenture) that, from time to time, may become subject to a first priority Lien in favor of the Collateral Agent in accordance with the Indenture and the ABL Loan Documents but specifically excluding ABL First Lien Mortgaged Properties and the ABL Exclusive Real Property, in each case of clauses (a) and (b) including improvements thereon, fixtures thereto, dedicated processing equipment used thereat (other than Rolling Stock), minerals contained therein before extraction, and substitutions, replacements, products, insurance proceeds with respect to and other proceeds of the foregoing.
“Noteholder Mortgaged Properties” means a collective reference to the Noteholder First Lien Mortgaged Properties and the Noteholder Exclusive Real Properties.
“Noteholder Mortgages” means a collective reference to each mortgage, deed of trust and other document or instrument under which a Lien on any real property located in the United States and owned by any Grantor is granted to secure any Noteholder Obligations or (except for this Agreement) under which rights or remedies with respect to any such Liens are governed.
“Noteholder Obligations” means all “Secured Obligations” as defined in the Noteholder Security Agreement. “Noteholder Obligations” shall include (a) all interest accrued or accruing (or which would, absent commencement of an Insolvency Proceeding, accrue) after commencement of an Insolvency Proceeding in accordance with the rate specified in the relevant Noteholder Document whether or not the claim for such interest is allowed as a claim in such Insolvency Proceeding and (b) all other Indebtedness that is purported to be secured under the Noteholder Security Documents.
“Noteholder Security Agreement” means that certain Security Agreement dated as of March 15, 2012, among the Collateral Agent and the Obligors, as may be amended, amended and restated, supplemented or otherwise modified from time to time.
“Noteholder Security Documents” means the “Security Documents” as defined in the Indenture, the Noteholder Mortgages and any other agreement, document or instrument pursuant to which a Lien is granted securing any Noteholder Obligation or under which rights or remedies with respect to such Liens are governed.
“Noteholder Standstill Period” has the meaning set forth in Section 3.1(a).
“Notes” means any notes issued pursuant to the Indenture, including the Initial Notes.
“Payment Intangible” shall be used herein as defined in the UCC, but in any event shall include, but not be limited to, any right to payment under which the account debtor’s principal obligation is a monetary obligation.
“Pledged Collateral” has the meaning set forth in Section 5.4(a).
“Recovery” has the meaning set forth in Section 6.4.
“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, replace, refund or repay, or to issue other indebtedness, in exchange or replacement for, such Indebtedness in whole or in part. For purposes of this definition, the terms “Refinanced” and “Refinancing” shall have correlative meanings.
“Revolving Credit Administrative Agent” means PNC Bank, National Association, in its capacity as administrative agent under the Revolving Credit Agreement, and its successors and assigns in such capacity.
“Revolving Credit Agreement” means the Revolving Credit Agreement, dated the date hereof, among the Obligors as borrowers, the lenders party thereto, the Revolving Credit Administrative Agent, and Wells Fargo Bank, N.A. in its capacity as syndication agent, as amended, restated, supplemented, replaced or otherwise modified or refinanced from time to time.
“Rolling Stock” means any mobile/portable piece of equipment that typically moves or is moved by its own wheels, tracks, or skids, including but not limited to automobiles, trucks (both on road and off road), trailers, tractors, bulldozers, scrapers, loaders, cranes, excavators, gradalls, drills, pavers, rollers, milling machines, material transfer vehicles, forklifts, travel lifts, portable crushers, portable screens, portable conveyors, light plants, arrow boards included in fixed assets on the Company’s consolidated balance sheet, portable and fixed crash attenuators included in fixed assets on the Company’s consolidated balance sheet, message boards included in fixed assets on the Company’s consolidated balance sheet and any other motor vehicles and mobile equipment; provided, however, that if any of the foregoing is included as Inventory of an Obligor, then such asset or assets shall not be “Rolling Stock.”
“Securities Accounts” means all present and future “securities accounts” (as defined in Article 8 of the UCC), including all monies, “uncertificated securities,” and “securities entitlements” (as defined in Article 8 of the UCC) contained therein.
“Term Loan Administrative Agent” means Cortland Capital Market Services LLC, in its capacity as administrative agent under the Term Loan Agreement, and its successors and assigns in such capacity.
“Term Loan Agreement” means the Term Loan Credit and Guaranty Agreement, dated the date hereof among the Company as borrower, the other Obligors as guarantors, the lenders party thereto, and the Term Loan Administrative Agent, as amended, restated, supplemented, replaced or otherwise modified or refinanced from time to time.
“Trustee” has the meaning assigned to that term in the recitals to this Agreement.
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or when the context implies, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.
1.2    Terms Generally. The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise:
(a)    any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented, modified, renewed or extended;
(b)    any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns;
(c)    the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;
(d)    all references herein to Sections shall be construed to refer to Sections of this Agreement;
(e)    the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights; and
(f)    all references to terms defined in the UCC shall have the meaning ascribed to them therein (unless otherwise specifically defined herein).
Terms used in this Agreement but not defined herein shall have the meanings given to such terms in the ABL Agreements, as the context may require. Notwithstanding anything to the contrary in this Agreement, any references contained herein to any section, clause, paragraph, definition or other provision of the ABL Loan Documents or the Noteholder Documents, including any definition contained in any such document, shall be deemed to be a reference to such section, clause, paragraph, definition or other provision as in effect on the date of this Agreement; provided, that any reference to any such section, clause, paragraph or other provision shall refer to such section, clause, paragraph or other provision of the ABL Loan Documents or the Noteholder Documents, including any definition contained in any such document, as amended or modified from time to time if such amendment or modification has been (1) made in accordance with the ABL Documents or the Note Documents, as applicable, and (2) approved in writing (i) by the Collateral Agent in the case of the ABL Agreements and (ii) by the ABL Agent in the case of the Note Documents. Notwithstanding the foregoing, whenever any term used in this Agreement is defined or otherwise incorporated by reference to the ABL Loan Documents, such reference shall be deemed to have the same effect as if such definition or term had been set forth herein in full.
II.    LIEN PRIORITIES.
2.1    Relative Priorities. Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the Noteholder Obligations granted on the Collateral or of any Liens securing the ABL Obligations granted on the Collateral and notwithstanding any provision of the UCC, or any other applicable law or the ABL Loan Documents or the Noteholder Documents or any defect or deficiencies in, or failure to perfect, or lapse in perfection of, or avoidance as a fraudulent conveyance or otherwise of, or the subordination (by equitable subordination or otherwise) of, the Liens securing the ABL Obligations or Noteholder Obligations or any other circumstance whatsoever, the ABL Agent, on behalf of itself and/or the ABL Secured Parties and the Collateral Agent, for itself and on behalf of the respective Note Claimholders hereby each agrees that:
(g)    any Lien of the ABL Agent on the ABL First Lien Collateral, whether now or hereafter held by or on behalf of the ABL Agent or any ABL Secured Party or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the ABL First Lien Collateral securing any Noteholder Obligations; and
(h)    any Lien of the Collateral Agent on the Noteholder First Lien Collateral, whether now or hereafter held by or on behalf of the Collateral Agent, any Note Claimholder or any agent or trustee therefor regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Liens on the Noteholder First Lien Collateral which may secure any ABL Obligations.
2.2    Prohibition on Contesting Liens. The ABL Agent, the ABL Secured Parties, the Collateral Agent and the Note Claimholders, each agrees that it will not (and hereby waives any right to) contest or support, directly or indirectly, any other Person in contesting, in any proceeding (including any Insolvency Proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any of the ABL Secured Parties or any of the Note Claimholders in all or any part of the Collateral, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of either the ABL Agent or any ABL Secured Party or the Collateral Agent or any Note Claimholder to enforce this Agreement, including the provisions of this Agreement relating to the priority of the Liens securing the ABL Obligations or the Noteholder Obligations as provided in Sections 2.1, 3.1 and 3.2.
2.3    No New Liens. So long as the Discharge of ABL Obligations and the Discharge of Noteholder Obligations have not occurred, whether or not any Insolvency Proceeding has been commenced by or against the Company or any other Grantor, the ABL Agent, the ABL Secured Parties, the Collateral Agent and the Note Claimholders, each acknowledge and agree that the Company shall not, and shall not permit any other Grantor to:
(a)    grant or permit any additional Liens on any asset or property to secure any ABL Obligations (other than any Rule 3-16 Capital Interests and any ABL Exclusive Real Property) unless such Grantor has granted or concurrently grants (or offered to grant with a reasonable opportunity for such Lien to be accepted) a Lien on such asset or property to secure all of the Noteholder Obligations; or
(b)    grant or permit any additional Liens on any asset or property to secure any Noteholder Obligations (other than any Noteholder Exclusive Real Property) unless such Grantor has granted or concurrently grants (or offered to grant with a reasonable opportunity for such Lien to be accepted) a Lien on such asset or property to secure the ABL Obligations.
To the extent any additional Liens are granted on any asset or property (other than the ABL Exclusive Real Property, the Noteholder Exclusive Real Property and the Rule 3-16 Capital Stock) pursuant to this Section 2.3, the priority of such additional Liens shall be determined in accordance with Section 2.1. In addition, to the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available hereunder, the ABL Agent and the Collateral Agent agree that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted or permitted in contravention of this Section 2.3 shall be subject to Section 4.2. Notwithstanding anything herein to the contrary, the parties agree that (i) Noteholder Exclusive Real Property shall not be pledged to secure any ABL Obligations, (ii) ABL Exclusive Real Property and the Rule 3-16 Capital Stock shall not be pledged to secure any Noteholder Obligations and (iii) that the provisions of this Section 2.3 shall not apply to any ABL Exclusive Real Property and Noteholder Exclusive Real Property.
III.    ENFORCEMENT.
3.1    Exercise of Remedies – Restrictions on Collateral Agent and Note Claimholders.
(a)    Subject to clause (c) below, until the Discharge of ABL Obligations has occurred, whether or not any Insolvency Proceeding has been commenced by or against the Company or any other Grantor, the Collateral Agent and each Note Claimholder:
(1)    will not exercise or seek to exercise, directly or indirectly, any Enforcement with respect to any ABL First Lien Collateral (including the exercise of any right of setoff or any right under any Account Agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Collateral Agent or any Note Claimholder is a party) or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure); provided, however, that the Collateral Agent may (including upon the instruction of the holders of the Noteholder Obligations) exercise any or all of such rights or remedies after a period of at least 180 days has elapsed since the later of: (i) the date on which the Collateral Agent (or the applicable holders of the Noteholder Obligations) first declares the existence of a Noteholder Default and demands the repayment of all the principal amount of any Noteholder Obligations; and (ii) the date on which the ABL Agent received notice from the Collateral Agent of such declarations of a Noteholder Default (the “Noteholder Standstill Period”); provided, further, however, that notwithstanding anything herein to the contrary, in no event shall the Collateral Agent or any Note Claimholder undertake any Enforcement (other than those under Section 3.3) with respect to the ABL First Lien Collateral if, notwithstanding the expiration of the Noteholder Standstill Period, the ABL Agent or ABL Secured Parties shall have commenced and be diligently pursuing the exercise of their rights or remedies with respect to all or any material portion of such ABL First Lien Collateral (prompt notice of such exercise to be given to the Collateral Agent, provided, that a failure to give such notice shall not affect the ABL Agent’s rights hereunder);
(2)    will not contest, protest or object to any foreclosure proceeding or action brought by the ABL Agent or any ABL Secured Party or any other exercise by the ABL Agent or any ABL Secured Party of any rights and remedies relating to the ABL First Lien Collateral, whether under the ABL Loan Documents or otherwise; and
(3)    subject to their rights under clause (a)(1) above and except as may be permitted in Section 3.1(c), will not object to the forbearance by the ABL Agent or the ABL Secured Parties from bringing or pursuing any Enforcement;
provided, however, that, in the case of (1), (2) and (3) above, the Liens granted to secure the Noteholder Obligations shall attach to any proceeds resulting from actions taken by the ABL Agent or any ABL Secured Party in accordance with this Agreement after application of such proceeds to the extent necessary to meet the requirements of a Discharge of ABL Obligations.
(b)    Until the Discharge of ABL Obligations has occurred, whether or not any Insolvency Proceeding has been commenced by or against the Company or any other Grantor, the ABL Agent and the ABL Secured Parties shall have the exclusive right, subject to Section 3.1(a), to enforce rights, exercise remedies (including set-off, recoupment and the right to credit bid their debt) and, subject to Section 5.1, in connection therewith (including voluntary Dispositions of ABL First Lien Collateral by the respective Grantors after an ABL Default) make determinations regarding the release, disposition, or restrictions with respect to the ABL First Lien Collateral without any consultation with or the consent of the Collateral Agent or any Note Claimholder; provided, however, that the Lien securing the Noteholder Obligations shall remain on the proceeds (other than those properly applied to the ABL Obligations) of such ABL First Lien Collateral released or disposed of, subject to the relative priorities described in Section 2. In exercising rights and remedies with respect to the ABL First Lien Collateral, the ABL Agent and the ABL Secured Parties may enforce the provisions of the applicable ABL Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of the ABL First Lien Collateral upon foreclosure, to incur reasonable expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and of a secured creditor under the Bankruptcy Laws of any applicable jurisdiction.
(c)    Notwithstanding the foregoing, the Collateral Agent and any Note Claimholder may:
(1)    file a claim or statement of interest with respect to the Noteholder Obligations; provided that an Insolvency Proceeding has been commenced by or against the Company or any other Grantor;
(2)    take any action (not adverse to the priority status of the Liens of the ABL Agent or the ABL Secured Parties on the ABL First Lien Collateral, or the rights of the ABL Agent or any ABL Secured Party to exercise remedies in respect thereof) in order to create, perfect, preserve or protect (but not enforce) its Lien on any of the ABL First Lien Collateral;
(3)    file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Note Claimholders, including any claims secured by the ABL First Lien Collateral, if any, in each case in accordance with the terms of this Agreement;
(4)    file any pleadings, objections, motions or agreements which assert rights or interests that are available to unsecured creditors of the Grantors arising under either any Insolvency Proceeding or applicable non-bankruptcy law, in each case not inconsistent with the terms of this Agreement;
(5)    vote on any plan of reorganization, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the Noteholder Obligations and the Collateral;
(6)    exercise any of its rights or remedies with respect to any of the ABL First Lien Collateral after the termination of the Noteholder Standstill Period to the extent permitted by Section 3.1(a)(1);
(7)    make a cash bid on all or any portion of the ABL First Lien Collateral in any foreclosure proceeding or action;
(8)    credit bid on all or any portion of the ABL First Lien Collateral or the Noteholder First Lien Collateral, provided that any obligations secured by prior Liens thereon are discharged prior to or in connection with any such credit bid;
(9)    join in any judicial proceedings commenced by the ABL Agent to enforce Liens on the ABL First Lien Collateral, provided, however, that they may not interfere with the enforcement actions of the ABL Agent; and
(10)    engage consultants, valuation firms, investment bankers, and perform or engage third parties to perform audits, examinations, and appraisals of the ABL First Lien Collateral or the Noteholder First Lien Collateral for the sole purpose of valuing such collateral and not for the purpose of marketing or conducting a disposition of such collateral provided, however, that the Collateral Agent and any Note Claimholder shall not take any of the foregoing actions if they would interfere in any material respect with the enforcement by the ABL Agent acting on behalf of the ABL Secured Parties on the ABL First Lien Collateral.
The Collateral Agent, on behalf of itself and/or the other Note Claimholders, agrees that it will not take or receive any ABL First Lien Collateral or any proceeds of such ABL First Lien Collateral in connection with the exercise of any right or remedy (including set-off and recoupment) with respect to any such ABL First Lien Collateral in its capacity as a creditor in violation of this Agreement. Without limiting the generality of the foregoing, unless and until the Discharge of ABL Obligations has occurred, except as expressly provided in Sections 3.1(a), 6.3(c)(1) and this Section 3.1(c), the sole right of the Collateral Agent or any Note Claimholder with respect to the ABL First Lien Collateral is to hold a Lien (if any) on such ABL First Lien Collateral pursuant to the applicable Noteholder Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of ABL Obligations has occurred.
(d)    Subject to Sections 3.1(a) and (c), Section 3.3 and Section 6.3(c)(1):
(1)    the Collateral Agent, for itself and/or on behalf of the other Note Claimholders, agrees that it will not take any action that would hinder any exercise of remedies under the ABL Loan Documents or that is otherwise prohibited hereunder, including any sale, lease, exchange, transfer or other disposition of any ABL First Lien Collateral, whether by foreclosure or otherwise;
(2)    the Collateral Agent, for itself and/or on behalf of the other Note Claimholders, hereby waives any and all rights the Collateral Agent and the respective Note Claimholders, as applicable, may have as a junior lien creditor or otherwise to object to the manner in which the ABL Agent or the ABL Secured Parties seek to enforce or collect the ABL Obligations or the Liens on the ABL First Lien Collateral securing the ABL Obligations granted in any of the ABL Loan Documents or undertaken in accordance with this Agreement, regardless of whether any action or failure to act by or on behalf of the ABL Agent or ABL Secured Parties is adverse to the interests of the Note Claimholders; and
(3)    the Collateral Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Noteholder Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the ABL Agent or the ABL Secured Parties with respect to the enforcement of the Liens on the ABL First Lien Collateral as set forth in this Agreement and the ABL Loan Documents.
(e)    Notwithstanding anything to the contrary contained in this Agreement, the Collateral Agent and Note Claimholders may exercise rights and remedies as unsecured creditors against the Company or any other Grantor that has guaranteed or granted Liens to secure the Noteholder Obligations, and the Collateral Agent may exercise rights and remedies with respect to the Noteholder First Lien Collateral in accordance with the terms of the Noteholder Documents and applicable law; provided, however, that in the event that the Collateral Agent or Note Claimholder becomes a judgment Lien creditor in respect of ABL First Lien Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Noteholder Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the ABL Obligations) as the other Liens securing the Noteholder Obligations are subject to this Agreement.
(f)    Nothing in this Agreement shall prohibit the receipt by the Collateral Agent or Note Claimholder of the required payments of interest, principal and other amounts owed in respect of its Noteholder Obligations, so long as such receipt is not the direct or indirect result of the exercise by Collateral Agent or such Note Claimholder of rights or remedies as a secured creditor in respect of the ABL First Lien Collateral (including set-off and recoupment) or enforcement in contravention of this Agreement of any Lien held by any of them. Nothing in this Agreement shall be construed to impair or otherwise adversely affect any rights or remedies the ABL Agent or the ABL Secured Parties may have against the Grantors under the ABL Loan Documents.
3.2    Exercise of Remedies – Restrictions on ABL Agent and ABL Secured Parties.
(c)    Subject to clause (c) below, until the Discharge of Noteholder Obligations has occurred, whether or not any Insolvency Proceeding has been commenced by or against the Company or any other Grantor, the ABL Agent and any ABL Secured Party:
(4)    will not exercise or seek to exercise, directly or indirectly, any Enforcement with respect to any Noteholder First Lien Collateral (including the exercise of any right of setoff or any right under any Account Agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the ABL Agent or any ABL Secured Party is a party) or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure); provided, however, the ABL Agent may exercise any or all of such rights or remedies after the passage of a period of at least 180 days has elapsed since the later of: (x) the date on which the ABL Agent first declares the existence of any ABL Default and demands the repayment of all the principal amount of any ABL Obligations; and (y) the date on which the Collateral Agent received notice from the ABL Agent of such declarations of any ABL Default (the “ABL Standstill Period”); provided, further, however, that notwithstanding anything herein to the contrary, in no event shall the ABL Agent or any ABL Secured Party undertake any Enforcement (other than those under Section 3.3) with respect to the Noteholder First Lien Collateral if, notwithstanding the expiration of the ABL Standstill Period, the Collateral Agent or any Note Claimholder shall have commenced and be diligently pursuing the exercise of their rights or remedies with respect to all or any material portion of such Noteholder First Lien Collateral (prompt notice of such exercise to be given to the ABL Agent, provided, that a failure to give such notice shall not affect the Collateral Agent’s rights hereunder);
(5)    will not contest, protest or object to any foreclosure proceeding or action brought by the Collateral Agent or any Note Claimholder or any other exercise by the Collateral Agent or any Note Claimholder of any rights and remedies relating to the Noteholder First Lien Collateral, whether under the Noteholder Documents or otherwise; and
(6)    subject to their rights under clause (a)(1) above and except as may be permitted in Section 3.2(c), will not object to the forbearance by the Collateral Agent or any Note Claimholder from bringing or pursuing any Enforcement;
provided, however, that in the case of (1), (2) and (3) above, the Liens granted to secure the ABL Obligations shall attach to any proceeds resulting from actions taken by the Collateral Agent and any Note Claimholder in accordance with this Agreement after application of such proceeds to the extent necessary to meet the requirements of a Discharge of Noteholder Obligations.
(d)    Until the Discharge of Noteholder Obligations has occurred, whether or not any Insolvency Proceeding has been commenced by or against the Company or any other Grantor, the Collateral Agent and the Note Claimholders shall have the exclusive right, subject to Section 3.2(a), to enforce rights, exercise remedies (including set-off, recoupment and the right to credit bid their debt) and, subject to Section 5.1, in connection therewith (including voluntary Dispositions of Noteholder First Lien Collateral by the respective Grantors after a Noteholder Default) make determinations regarding the release, disposition, or restrictions with respect to the Noteholder First Lien Collateral without any consultation with or the consent of the ABL Agent or any ABL Secured Party; provided, however, that the Lien securing the ABL Obligations shall remain on the proceeds (other than those properly applied to the Noteholder Obligations) of such Noteholder First Lien Collateral released or disposed of subject to the relative priorities described in Section 2. In exercising rights and remedies with respect to the Noteholder First Lien Collateral, the Collateral Agent and the Note Claimholders may enforce the provisions of the applicable Noteholder Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of the Noteholder First Lien Collateral upon foreclosure, to incur reasonable expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and of a secured creditor under the Bankruptcy Laws of any applicable jurisdiction.
(e)    Notwithstanding the foregoing, the ABL Agent and any ABL Secured Party may:
(1)    file a claim or statement of interest with respect to the ABL Obligations; provided that an Insolvency Proceeding has been commenced by or against the Company or any other Grantor;
(2)    take any action (not adverse to the priority status of the Liens of the Collateral Agent or the Note Claimholders on the Noteholder First Lien Collateral, or the rights of the Collateral Agent or any Note Claimholder to exercise remedies in respect thereof) in order to create, perfect, preserve or protect (but not enforce) its Lien on any of the Noteholder First Lien Collateral;
(3)    file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the ABL Secured Parties, including any claims secured by the Noteholder First Lien Collateral, if any, in each case, in accordance with terms of this Agreement;
(4)    file any pleadings, objections, motions or agreements which assert rights or interests that are available to unsecured creditors of the Grantors arising under either any Insolvency Proceeding or applicable non-bankruptcy law, in each case not inconsistent with the terms of this Agreement;
(5)    vote on any plan of reorganization, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the ABL Obligations and the Collateral;
(6)    exercise any of its rights or remedies with respect to any of the Noteholder First Lien Collateral after the termination of the ABL Standstill Period, to the extent permitted by Section 3.2(a)(1);
(7)    make a cash bid on all or any portion of the Noteholder First Lien Collateral in any foreclosure proceeding or action;
(8)    credit bid on all or any portion of the ABL First Lien Collateral or the Noteholder First Lien Collateral, provided that any obligations secured by prior Liens thereon are discharged prior to or in connection with any such credit bid;
(9)    join in any judicial proceedings commenced by the Collateral Agent to enforce Liens on the Noteholder First Lien Collateral, provided, however, that they may not interfere with the enforcement actions of the Collateral Agent; and
(10)    engage consultants, valuation firms, investment bankers, and perform or engage third parties to perform audits, examinations, and appraisals of the ABL First Lien Collateral or the Noteholder First Lien Collateral for the sole purpose of valuing such collateral and not for the purpose of marketing or conducting a disposition of such collateral;
provided, however, that the ABL Agent and the other ABL Secured Parties shall not take any of the foregoing actions if they would interfere in any material respect with the enforcement by the Collateral Agent acting on behalf of the Note Claimholders on the Noteholder First Lien Collateral.
The ABL Agent, on behalf of itself and the ABL Secured Parties, agrees that it will not take or receive any Noteholder First Lien Collateral or any proceeds of such Noteholder First Lien Collateral in connection with the exercise of any right or remedy (including set-off and recoupment) with respect to any such Noteholder First Lien Collateral in its capacity as a creditor in violation of this Agreement. Without limiting the generality of the foregoing, unless and until the Discharge of Noteholder Obligations has occurred, except as expressly provided in Sections 3.2(a), 6.3(c)(2) and this Section 3.2(c), the sole right of the ABL Agent or any ABL Secured Party with respect to the Noteholder First Lien Collateral is to hold a Lien (if any) on such Noteholder First Lien Collateral pursuant to the applicable ABL Loan Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of Noteholder Obligations has occurred.
(f)    Subject to Sections 3.2(a) and (c) and Sections 3.3 and 6.3(c)(2):
(1)    the ABL Agent, on behalf of itself and the ABL Secured Parties, agrees that the ABL Agent and the ABL Secured Parties will not take any action that would hinder any exercise of remedies under the Noteholder Documents or that is otherwise prohibited hereunder, including any sale, lease, exchange, transfer or other disposition of the Noteholder First Lien Collateral, whether by foreclosure or otherwise;
(2)    the ABL Agent, on behalf of itself and the ABL Secured Parties, hereby waives any and all rights it or the ABL Secured Parties may have as a junior lien creditor or otherwise to object to the manner in which the Collateral Agent or any Note Claimholder seeks to enforce or collect the Noteholder Obligations or the Liens on the Noteholder First Lien Collateral securing the Noteholder Obligations granted in any of the Noteholder Documents or undertaken in accordance with this Agreement, regardless of whether any action or failure to act by or on behalf of the Collateral Agent or Note Claimholders is adverse to the interest of the ABL Secured Parties; and
(3)    the ABL Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in any ABL Loan Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the Collateral Agent or any Note Claimholder with respect to the enforcement of its Liens on the Noteholder First Lien Collateral as set forth in this Agreement and the Noteholder Documents.
(g)    Notwithstanding anything to the contrary contained in this Agreement, the ABL Agent and the ABL Secured Parties may exercise rights and remedies as unsecured creditors against the Company or any other Grantor that has guaranteed or granted Liens to secure the ABL Obligations and the ABL Agent may exercise rights and remedies with respect to the ABL First Lien Collateral in accordance with the terms of the ABL Loan Documents and applicable law; provided, however, that in the event that the ABL Agent or any ABL Secured Party becomes a judgment Lien creditor in respect of Noteholder First Lien Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the ABL Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Noteholder Obligations) as the other Liens securing the ABL Obligations are subject to this Agreement.
(h)    Nothing in this Agreement shall prohibit the receipt by the ABL Agent or any ABL Secured Party of the required payments of interest, principal and other amounts owed in respect of its ABL Obligations, so long as such receipt is not the direct or indirect result of the exercise by the ABL Agent or such ABL Secured Party of rights or remedies as a secured creditor in respect of the Noteholder First Lien Collateral (including set-off or recoupment) or enforcement in contravention of this Agreement of any Lien held by any of them. Nothing in this Agreement shall be construed to impair or otherwise adversely affect any rights or remedies the Collateral Agent or the Note Claimholders may have against the Grantors under the Noteholder Documents.
3.3    Exercise of Remedies – Collateral Access Rights.
(a)    The ABL Agent agrees not to commence Enforcement until an Enforcement Notice has been given to the Collateral Agent. Subject to the provisions of Section 3.1, the Collateral Agent may, to the extent permitted by applicable law, join in any judicial proceedings commenced by the ABL Agent to enforce Liens on the ABL First Lien Collateral; provided that neither the Collateral Agent nor the Note Claimholders shall interfere with the Enforcement actions of the ABL Agent with respect to the ABL First Lien Collateral.
(b)    If the Collateral Agent or any of its agents or representatives, or any third party pursuant to any Enforcement undertaken by the Collateral Agent or receiver, shall obtain possession or physical control of any item of Noteholder First Lien Collateral (including any contracts, documents, books, records and other information with respect to any Noteholder First Lien Mortgaged Property), the Collateral Agent shall promptly notify in writing the ABL Agent of that fact and the ABL Agent shall, within ten (10) Business Days thereafter, notify in writing the Collateral Agent or, if applicable, any such third party (at such address to be provided by the Collateral Agent, as applicable, in connection with the applicable Enforcement), as to whether the ABL Agent desires to exercise access rights under this Agreement for any purpose permitted under the ABL Loan Documents (including enforcement of rights and remedies), at which time the parties shall confer in good faith to coordinate with respect to the ABL Agent’s exercise of such access rights.
(c)    The Collateral Agent agrees not to commence Enforcement until an Enforcement Notice has been given to the ABL Agent by the Collateral Agent. Subject to the provisions of Section 3.2, the ABL Agent may, to the extent permitted by applicable law, join in any judicial proceedings commenced by the Collateral Agent to enforce Liens on the Noteholder First Lien Collateral, provided that neither the ABL Agent nor the ABL Secured Parties shall interfere with the Enforcement actions of the Collateral Agent with respect to the Noteholder First Lien Collateral.
(d)    If the ABL Agent or any of its agents or representatives, or any third party pursuant to any Enforcement undertaken by the ABL Agent or receiver, shall obtain possession or physical control of any item of ABL First Lien Collateral (including any contracts, documents, books, records and other information with respect to the Noteholder First Lien Collateral or any ABL First Lien Mortgaged Property), the ABL Agent shall promptly notify in writing the Collateral Agent of that fact and the Collateral Agent shall, within ten (10) Business Days thereafter, notify in writing the ABL Agent or, if applicable, any such third party (at such address to be provided by the ABL Agent in connection with the applicable Enforcement), as to whether the Collateral Agent desires to exercise access rights under this Agreement for any purpose permitted under the Noteholder Documents (including enforcement of rights and remedies), at which time the parties shall confer in good faith to coordinate with respect to the Collateral Agent’s exercise of such access rights.
(e)    Upon delivery of notice to the Collateral Agent as provided in Section 3.3(b), the ABL Access Period shall commence for the subject parcel of Noteholder Mortgaged Property. During the ABL Access Period, the ABL Agent and its agents, representatives and designees shall have a non-exclusive right to have access to, and a rent free right to use the applicable Noteholder Mortgaged Property for the purpose of arranging for and effecting the sale or disposition of ABL First Lien Collateral and, following the Discharge of Noteholder Obligations, all of the Collateral at that location, it being understood that the ABL Secured Parties shall not have a right to mine or extract any minerals located at any Noteholder Mortgaged Property until after the Discharge of Noteholder Obligations. During any such ABL Access Period, the ABL Agent and its representatives (and persons employed on their behalf), may continue to operate, service, maintain, process and sell the ABL First Lien Collateral, as well as to engage in bulk sales of ABL First Lien Collateral. The ABL Agent shall (i) take proper care of any Noteholder Mortgaged Property that is used by it during the ABL Access Period, (ii) promptly repair and replace any damage (ordinary wear-and-tear excepted) caused by it or its agents, representatives or designees, (iii) comply with all applicable laws in connection with its use or occupancy of the Noteholder Mortgaged Property and (iv) leave such Noteholder Mortgaged Property in substantially the same condition as it was at the commencement of the ABL Access Period. The Collateral Agent shall not bear any expense for any of the actions in the preceding sentence. The ABL Agent and the Collateral Agent shall cooperate and use reasonable efforts to ensure that their activities during the ABL Access Period as described above do not interfere materially with the activities of the other as described above, including the right of Collateral Agent or any Note Claimholders to commence foreclosure of the Noteholder Mortgaged Property or to show the Noteholder First Lien Collateral and any Noteholder Mortgaged Property to prospective purchasers and to ready the Noteholder First Lien Collateral and any Noteholder Mortgaged Property for sale. Access rights may apply to differing parcels of Noteholder Mortgaged Property at differing times (i.e. the Collateral Agent may obtain possession of one property at a different time than it obtains possession of other properties), in which case, a differing ABL Access Period may apply to each such property. If the Collateral Agent forecloses or otherwise sells any of such Noteholder Mortgaged Property, the Collateral Agent will notify the buyer thereof of the existence of this Agreement and obtain a written acknowledgement from such buyer, in form and substance satisfactory to the ABL Agent, that the buyer is acquiring such Noteholder Mortgaged Property subject to the access rights of the ABL Agent under this Section 3.3.
(f)    Upon delivery of notice to the ABL Agent as provided in Section 3.3(d), the Noteholder Access Period shall commence for the subject parcel of ABL Mortgaged Property. During the Noteholder Access Period, the Collateral Agent and its agents, representatives and designees shall have a non-exclusive right to have access to, and a rent free right to use the ABL Mortgaged Property for the purpose of arranging for and effecting the sale or disposition of Noteholder First Lien Collateral and, following the Discharge of ABL Obligations, all of the Collateral, at that location, it being understood that the Note Claimholders shall not have a right to mine or extract any minerals located at any ABL Mortgaged Property until after the Discharge of ABL Obligations. During any such Noteholder Access Period, the Collateral Agent and its representatives (and persons employed on their behalf), may continue to operate, service, maintain, process and sell the Noteholder First Lien Collateral, as well as to engage in bulk sales of Noteholder First Lien Collateral. The Collateral Agent shall (i) take proper care of any ABL Mortgaged Property that is used by it during the Noteholder Access Period, (ii) promptly repair and replace any damage (ordinary wear-and-tear excepted) caused by it or its agents, representatives or designees, (iii) comply with all applicable laws in connection with its use or occupancy of the ABL Mortgaged Property and (iv) leave such ABL Mortgaged Property in substantially the same condition as it was at the commencement of the Noteholder Access Period. The ABL Agent shall not bear any expense for any of the actions in the preceding sentence. The ABL Agent and the Collateral Agent shall cooperate and use reasonable efforts to ensure that their activities during the Noteholder Access Period as described above do not interfere materially with the activities of the other as described above, including the right of ABL Agent to commence foreclosure of the ABL Mortgaged Property or to show the ABL First Lien Collateral and any ABL Mortgaged Property to prospective purchasers and to ready the ABL First Lien Collateral and any ABL Mortgaged Property for sale. Access rights may apply to differing parcels of ABL Mortgaged Property at differing times (i.e. the ABL Agent may obtain possession of one property at a different time than it obtains possession of other properties), in which case, a differing Noteholder Access Period may apply to each such property. If the ABL Agent forecloses or otherwise sells any of such ABL Mortgaged Property, the ABL Agent will notify the buyer thereof of the existence of this Agreement and obtain a written acknowledgement from such buyer, in form and substance satisfactory to the Collateral Agent, that the buyer is acquiring such ABL Mortgaged Property subject to the access rights of the Collateral Agent under this Section 3.3.
3.4    Exercise of Remedies – Intellectual Property Rights/Access to Information.
(a)    The Collateral Agent hereby grants (to the full extent of its rights and interests) to the ABL Agent and its agents, representatives and designees without any representation, warranty or obligation whatsoever (1) an irrevocable, non-exclusive royalty free, rent free license and lease to use all of the Noteholder First Lien Collateral, including any computer or other data processing equipment and intellectual property, to collect all Accounts or amounts owing under Instruments or Chattel Paper (in each case, to the extent included in the ABL First Lien Collateral), to copy, use or preserve any and all information relating to any of the ABL First Lien Collateral and (2) an irrevocable, non-exclusive royalty free license (which will be binding on any successor or assignee of the intellectual property) to use any and all intellectual property at any time in connection with its Enforcement; provided, however, the royalty free, rent free licenses and leases granted above shall expire immediately upon the end of the applicable ABL Access Period.
(b)    The ABL Agent hereby grants (to the full extent of its rights and interests) to the Collateral Agent and its agents, representatives and designees without any representation, warranty or obligation whatsoever (1) an irrevocable, non-exclusive royalty free, rent free license and lease to use all of the ABL First Lien Collateral, including any computer or other data processing equipment and intellectual property, to collect all Accounts or amounts owing under Instruments or Chattel Paper (in each case, to the extent included in the Noteholder First Lien Collateral), to copy, use or preserve any and all information relating to any of the Noteholder First Lien Collateral and (2) an irrevocable, non-exclusive royalty free license (which will be binding on any successor or assignee of the intellectual property) to use any and all intellectual property at any time in connection with its Enforcement; provided, however, the royalty free, rent free licenses and leases granted above shall expire immediately upon the end of the applicable Noteholder Access Period.
(c)    If any Agent takes actual possession of any documentation of a Grantor relating to any Collateral (whether such documentation is in the form of a writing or is stored in any data equipment or data record in the physical possession of such Agent), then upon request of the other Agent and reasonable advance written notice, such Agent will permit the other Agent and its agents, representatives and designees to inspect and copy such documentation.
3.5    Exercise of Remedies – Set Off and Tracing of and Priorities in Proceeds.
(a)    The Collateral Agent, for itself and/or on behalf of the Note Claimholders, acknowledges and agrees that, to the extent the Collateral Agent or any Note Claimholder exercises its rights of setoff against any Grantor’s Deposit Accounts or Securities Accounts (excluding the Noteholder Collateral Proceeds Account), the amount of such setoff shall be deemed to be ABL First Lien Collateral (except to the extent constituting Noteholder First Lien Collateral Deposits (as defined below)) to be held and distributed pursuant to Section 4.2; provided, however, that the foregoing shall not apply to any setoff by the Collateral Agent or any Note Claimholder against any Noteholder First Lien Collateral (including the Noteholder Collateral Proceeds Account) to the extent applied to payment of the Noteholder Obligations.
(b)    The Collateral Agent, for itself and/or on behalf of the Note Claimholders, agrees that prior to an issuance of an Enforcement Notice (unless an Insolvency Proceeding has been commenced by or against any Grantor) all funds deposited in any Grantor’s Deposit Accounts or Securities Accounts (excluding the Noteholder Collateral Proceeds Account) and then applied to the ABL Obligations shall be treated as ABL First Lien Collateral and, any claim that payments made to the ABL Agent through the Deposit Accounts or Securities Accounts (excluding the Noteholder Collateral Proceeds Account) are proceeds of or otherwise constitute Noteholder First Lien Collateral, are waived.
(c)    The ABL Agent, the ABL Secured Parties, the Collateral Agent and the Note Claimholders, each agrees that, prior to the earlier of (i) an issuance of an Enforcement Notice and (ii) an Insolvency Proceeding being commenced by or against any Grantor), any proceeds of Collateral, whether or not deposited under Account Agreements, which are used by any Grantor to acquire other property which is Collateral shall not (as among the ABL Agent, the ABL Secured Parties, the Collateral Agent and the Note Claimholders) be treated as proceeds of Collateral for purposes of determining the relative priorities in the Collateral which was so acquired.
(d)    After the earlier to occur of (i) any Insolvency Proceeding with respect to any Grantor and (ii) the issuance of an Enforcement Notice by the Collateral Agent, unless the ABL Agent has actual knowledge that any funds deposited into any Grantor’s Deposit Accounts or Securities Accounts (excluding the Noteholder Collateral Proceeds Account) are the identifiable proceeds of Noteholder First Lien Collateral deposited into such Deposit Accounts or Securities Accounts without the express written consent of the Collateral Agent (all such deposits being “Note First Lien Collateral Deposits”), any claim by any of the Collateral Agent or the Note Claimholders that funds deposited into any Grantor’s Deposit Accounts or Securities Accounts (excluding the Noteholder Collateral Proceeds Account) (other than Note First Lien Collateral Deposits) and then applied to the ABL Obligations are proceeds of, or otherwise constitute Noteholder First Lien Collateral, are waived. The ABL Agent shall rebuttably be presumed not to have actual knowledge of Note First Lien Collateral Deposits, provided that such presumption can be rebutted by the Collateral Agent or the Note Claimholders. After the earlier to occur of (i) any Insolvency Proceeding with respect to any Grantor and (ii) the issuance of an Enforcement Notice by the Collateral Agent, the Collateral Agent and the Note Claimholders reserve all of their rights under applicable law with respect to Note First Lien Collateral Deposits.
(e)    The ABL Agent, for itself and/or on behalf of the ABL Secured Parties, acknowledges and agrees that, to the extent the ABL Agent or any ABL Secured Party exercises its rights of setoff against any Grantor’s Deposit Account or Securities Account that is the Noteholder Collateral Proceeds Account, the amount of such setoff shall be deemed to be Noteholder First Lien Collateral to be held and distributed pursuant to Section 4.2.
IV.    PAYMENTS.
4.1    Application of Proceeds.
(i)    So long as the Discharge of ABL Obligations has not occurred, whether or not any Insolvency Proceeding has been commenced by or against the Company or any other Grantor, all ABL First Lien Collateral or Proceeds thereof received in connection with the sale or other disposition of, or collection on, such ABL First Lien Collateral upon the exercise of remedies by the ABL Agent or ABL Secured Parties, shall be applied by the ABL Agent to the ABL Obligations in such order as specified in the relevant ABL Loan Documents. Upon the Discharge of ABL Obligations, the ABL Agent shall deliver to the Collateral Agent any ABL First Lien Collateral and Proceeds of ABL First Lien Collateral held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct to be applied by the Collateral Agent in such order as specified in the relevant Noteholder Document.
(j)    So long as the Discharge of Noteholder Obligations has not occurred, whether or not any Insolvency Proceeding has been commenced by or against the Company or any other Grantor, all Noteholder First Lien Collateral or Proceeds thereof received in connection with the sale or other disposition of, or collection on, such Noteholder First Lien Collateral upon the exercise of remedies by the Collateral Agent or Note Claimholders, shall be applied to the Noteholder Obligations in such order as specified in the relevant Noteholder Document. Upon the Discharge of Noteholder Obligations, the Collateral Agent shall deliver to the ABL Agent any Noteholder First Lien Collateral and Proceeds of Noteholder First Lien Collateral held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct to be applied by the ABL Agent in such order as specified in the ABL Loan Documents.
4.2    Payments Over in Violation of Agreement. Unless and until both the Discharge of ABL Obligations and the Discharge of Noteholder Obligations have occurred, whether or not any Insolvency Proceeding has been commenced by or against the Company or any other Grantor, any Collateral or Proceeds thereof (including assets or Proceeds subject to Liens referred to in the final sentence of Section 2.3) received by the ABL Agent, any ABL Secured Party, the Collateral Agent or any Note Claimholder in connection with the exercise of any right or remedy (including set-off or recoupment) relating to the Collateral in contravention of this Agreement shall be segregated and held in trust and forthwith paid over to the ABL Agent or Collateral Agent, as appropriate, in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Collateral Agent and ABL Agent are each hereby authorized to make any such endorsements as agent for the other Person. This authorization is coupled with an interest and is irrevocable until both the Discharge of ABL Obligations and Discharge of Noteholder Obligations have occurred.
4.3    Application of Payments. Subject to the other terms of this Agreement, (a) all payments received by the ABL Agent or the ABL Secured Parties may be applied, reversed and reapplied, in whole or in part, to the ABL Obligations to the extent provided for in the ABL Loan Documents; and (b) all payments received by the Collateral Agent or the Note Claimholders may be applied, reversed and reapplied, in whole or in part, to the Noteholder Obligations to the extent provided for in the Noteholder Documents.
V.    OTHER AGREEMENTS.
5.1    Releases.
(g)    (0)    If in connection with the exercise of the ABL Agent’s remedies in respect of any ABL First Lien Collateral as provided for in Section 3.1, the ABL Agent, for itself or on behalf of any of the ABL Secured Parties, releases its Liens on any part of the ABL First Lien Collateral, then the Liens, if any, of the Collateral Agent and the Note Claimholders, on the ABL First Lien Collateral sold or disposed of in connection with such exercise, shall be automatically, unconditionally and simultaneously released. The Collateral Agent, for itself and/or on behalf of any such Persons, promptly shall execute and deliver to the ABL Agent or the applicable Grantor such termination statements, releases and other documents as the ABL Agent or such Grantor may request to effectively confirm such release; provided that no release of the Liens of the Collateral Agent with respect to any ABL First Lien Collateral will be deemed to have occurred (a) upon a Discharge of ABL Obligations (other than a Discharge of ABL Obligations occurring as a result of the application of the Proceeds of a Disposition of such ABL First Lien Collateral to the ABL Obligations) or (b) in a Refinancing of ABL Obligations with secured indebtedness that is incurred contemporaneously with or promptly after the discharge of such pre-existing ABL Obligations and that constitutes ABL Obligations.
(i)    If in connection with the exercise by the Collateral Agent of remedies in respect of any Noteholder First Lien Collateral as provided for in Section 3.2, the Collateral Agent, for itself and/or on behalf of any of the Note Claimholders, releases its Liens on any part of the Noteholder First Lien Collateral, then the Liens, if any, of the ABL Agent, for itself or for the benefit of the ABL Secured Parties, on the Noteholder First Lien Collateral sold or disposed of in connection with such exercise, shall be automatically, unconditionally and simultaneously released. The ABL Agent, for itself and/or on behalf of any such ABL Secured Party shall each promptly execute and deliver to the Collateral Agent or the applicable Grantor such termination statements, releases and other documents as the Collateral Agent or such Grantor may request to effectively confirm such release; provided that no release of the Liens of the ABL Agent with respect to any Noteholder First Lien Collateral will be deemed to have occurred (a) upon a Discharge of Noteholder Obligations (other than a Discharge of Noteholder Obligations occurring as a result of the application of the Proceeds of a Disposition of such Noteholder First Lien Collateral to the Noteholder Obligations) or (b) in a Refinancing of Noteholder Obligations with secured indebtedness that is incurred contemporaneously with or promptly after the discharge of such pre-existing Noteholder Obligations and that constitutes Noteholder Obligations.
(h)    If in connection with any sale, lease, exchange, transfer or other disposition of any Collateral (collectively, a “Disposition”) permitted under the terms of both the ABL Loan Documents and the Noteholder Documents (including voluntary Dispositions of Collateral by the respective Grantors after (x) in the case of clause (i) below, an ABL Default and at the direction of the ABL Agent, and (y) in the case of clause (ii) below, a Noteholder Default and at the direction of the Collateral Agent), (i) the ABL Agent, for itself and/or on behalf of any of the ABL Secured Parties, releases its Liens on any part of the ABL First Lien Collateral, other than (A) in connection with the Discharge of ABL Obligations (except for a Discharge of ABL Obligations occurring as a result of the application of the Proceeds of the Disposition of such ABL First Lien Collateral to the ABL Obligations), (B) in connection with a Refinancing of ABL Obligations with secured indebtedness that is incurred contemporaneously with or promptly after the discharge of such pre-existing ABL Obligations and that constitutes ABL Obligations or (C) after the occurrence and during the continuance of a Noteholder Default, then the Liens, if any, of the Collateral Agent, for itself and/or for the benefit of the Note Claimholders, on such ABL First Lien Collateral shall be automatically, unconditionally and simultaneously released, and (ii) the Collateral Agent, for itself and/or on behalf of the Note Claimholders, releases its Liens on any part of the Noteholder First Lien Collateral, other than (A) in connection with the Discharge of Noteholder Obligations (except for a Discharge of Noteholder Obligations occurring as a result of the application of the Proceeds of the Disposition of such Noteholder First Lien Collateral to the Noteholder Obligations), (B) in connection with a Refinancing of Noteholder Obligations with secured indebtedness that is incurred contemporaneously with or promptly after the discharge of such pre-existing Noteholder Obligations and that constitutes Noteholder Obligations or (C) after the occurrence and during the continuance of a ABL Default, then the Liens, if any, of the ABL Agent, for itself and/or for the benefit of the ABL Secured Parties, on such Noteholder Collateral shall be automatically, unconditionally and simultaneously released. The ABL Agent or Collateral Agent, each for itself and/or on behalf of any such ABL Secured Parties or Note Claimholders, as the case may be, promptly shall execute and deliver to the Collateral Agent, ABL Agent or such Grantor such termination statements, releases and other documents as the Collateral Agent, ABL Agent or such Grantor may request to effectively confirm such release.
(i)    Until the Discharge of ABL Obligations shall occur, the Collateral Agent, for itself and/or on behalf of the Note Claimholders, hereby irrevocably constitutes and appoints the ABL Agent and any of its officers or agents, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Collateral Agent or such Note Claimholder, whether in the ABL Agent’s name or, at the option of the ABL Agent, in the Collateral Agent’s or any Note Claimholder’s own name, from time to time in the ABL Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release. The foregoing authorization is coupled with an interest and is irrevocable until the Discharge of ABL Obligations.
(j)    Until the Discharge of Noteholder Obligations shall occur, the ABL Agent, for itself and/or on behalf of the ABL Secured Parties hereby irrevocably constitutes and appoints the Collateral Agent and any of its officers or agents, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of ABL Agent or such ABL Secured Party, whether in the Collateral Agent’s name or, at the option of the Collateral Agent, in the ABL Agent’s or any ABL Secured Party’s own name, from time to time in the Collateral Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release. The foregoing authorization is coupled with an interest and is irrevocable until the Discharge of Noteholder Obligations.
(k)    Notwithstanding anything in this Agreement to the contrary, if the Collateral Agent releases its Liens on any of the Rule 3-16 Capital Interests such release of Liens shall not apply to the Liens, if any, of the ABL Agent and the ABL Secured Parties on such Rule 3-16 Capital Interests.
5.2    Insurance.
(d)    Unless and until the Discharge of ABL Obligations has occurred, subject to the terms of, and the rights of the Grantors under, the ABL Loan Documents, (i) the ABL Agent and the ABL Secured Parties shall have the sole and exclusive right, in consultation with and subject to the consent of the Company (unless an ABL Default shall have occurred and be continuing and except as otherwise provided in the ABL Loan Documents), to adjust settlement for any insurance policy covering the ABL First Lien Collateral or the Liens with respect thereto in the event of any loss thereunder or with respect thereto and, in consultation with and subject to the consent of the Company (unless an ABL Default shall have occurred and be continuing and except as otherwise provided in the ABL Loan Documents), to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the ABL First Lien Collateral; (ii) all Proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect of the ABL First Lien Collateral and to the extent required by the ABL Loan Documents shall be paid to the ABL Agent for the benefit of the ABL Secured Parties pursuant to the terms of the ABL Loan Documents (including, for purposes of cash collateralization of letters of credit) and after the Discharge of ABL Obligations, and subject to the terms of, and the rights of the Grantors under the Noteholder Documents, to the Collateral Agent for the benefit of the Note Claimholders to the extent required under the Noteholder Documents and then, after the Discharge of Noteholder Obligations, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct, and (iii) if the Collateral Agent, Note Claimholder shall, at any time, receive any Proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such Proceeds over to the ABL Agent in accordance with the terms of Section 4.2.
(e)    Unless and until the Discharge of Noteholder Obligations has occurred, subject to the terms of, and the rights of the Grantors under the Noteholder Documents, (i) the Collateral Agent and the Note Claimholders shall have the sole and exclusive right, in consultation with and subject to the consent of the Company (unless a Noteholder Default shall have occurred and be continuing and except as otherwise provided in the Noteholder Documents), to adjust settlement for any insurance policy covering the Noteholder First Lien Collateral or the Liens with respect thereto in the event of any loss thereunder or with respect thereto and, in consultation with and subject to the consent of the Company (unless a Noteholder Default shall have occurred and be continuing and except as otherwise provided in the Noteholder Documents), to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Noteholder First Lien Collateral; (ii) all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect of the Noteholder First Lien Collateral and to the extent required by the Noteholder Documents shall be paid to the Collateral Agent for the benefit of the Note Claimholders pursuant to the terms of the Noteholder Documents and after the Discharge of Noteholder Obligations, and subject to the terms of, and the rights of the Grantors under, the ABL Collateral Documents to the ABL Agent for the benefit of the ABL Secured Parties to the extent required under such ABL Collateral Documents and then, after the Discharge of ABL Obligations, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct, and (iii) if the ABL Agent or any ABL Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such proceeds over to the Collateral Agent in accordance with the terms of Section 4.2.
(f)    To effectuate the foregoing, the ABL Agent and the Collateral Agent shall each receive separate lender’s loss payable and additional insured endorsements naming themselves as loss payee and additional insured, as their interests may appear, with respect to policies which insure Collateral hereunder. To the extent any proceeds are received for any liability or indemnification and those proceeds are not compensation for a casualty loss with respect to any Noteholder First Lien Collateral, the proceeds will be applied (y) first, as required or permitted by the ABL Loan Documents and (z) second, as required or permitted by the Noteholder Documents. If any insurance claim includes both ABL First Lien Collateral and Noteholder First Lien Collateral, the ABL Agent and the Collateral Agent will not settle such claim separately with the insurer with respect to ABL First Lien Collateral and Noteholder First Lien Collateral, and if the ABL Agent and the Collateral Agent are unable after negotiating in good faith to agree on the settlement for such claim, either the Collateral Agent or the ABL Agent may apply to a court of competent jurisdiction to make a determination as to the settlement of such claim, and the court’s determination shall be binding. All proceeds of such insurance shall be remitted to the ABL Agent or the Collateral Agent, as the case may be, and each of the Collateral Agent and ABL Agent shall cooperate (if necessary) in a reasonable manner in effecting the payment of insurance proceeds in accordance with Section 4.2.
5.3    Amendments to ABL Loan Documents and Noteholder Documents; Refinancing; Legending Provisions.
(f)    The ABL Loan Documents and Noteholder Documents may be amended, supplemented or otherwise modified in accordance with the terms of the ABL Loan Documents and the Noteholder Documents, respectively, unless such amendment, supplement or modification would contravene any provision of this Agreement, and the ABL Obligations and Noteholder Obligations may be Refinanced in accordance with Section 5.5, in each case, without notice to, or the consent (except to the extent a consent is required to permit the Refinancing transaction under any ABL Document or any Noteholder Document) of the ABL Agent, the ABL Secured Parties, the Collateral Agent or the Note Claimholders, as the case may be, all without affecting the Lien subordination or other provisions of this Agreement; provided, however, that the holders of such Refinancing debt, either directly or through an agent or representative, bind themselves in an Intercreditor Agreement Joinder or other writing, reasonably acceptable to the Collateral Agent and the ABL Agent and addressed to the Collateral Agent and the Note Claimholders or the ABL Agent and the ABL Secured Parties, as the case may be, to the terms of this Agreement and any such amendment, supplement, modification or Refinancing shall be substantially in accordance with the provisions of both the ABL Loan Documents and the Noteholder Documents.
(g)    The Company agrees that each ABL Collateral Document and each Noteholder Security Document granting a security interest in any Collateral to (i) the Collateral Agent or the Note Claimholders to secure the Noteholder Obligations or (ii) the ABL Agent or the ABL Secured Parties to secure the ABL Obligations, shall include the following language (or language to similar effect approved by both the Collateral Agent and the ABL Agent):
“Notwithstanding anything herein to the contrary, the lien and security interest granted to the [ABL Agent, Collateral Agent or other Person, as applicable] pursuant to this Agreement and the exercise of any right or remedy by the [ABL Agent, Collateral Agent or other Person, as applicable] hereunder are subject to the provisions of the Intercreditor Agreement, dated as of February ___, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among New Enterprise Stone & Lime Co., Inc., Wells Fargo Bank, National Association, as Collateral Agent, PNC Bank, National Association, as ABL Agent, and certain other persons which may be or become parties thereto or become bound thereto from time to time. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.”
(h)    The ABL Agent and the Collateral Agent shall each use its best efforts to notify the other parties of any written amendment or modification to any ABL Loan Document or any Noteholder Document, as applicable, but the failure to do so shall not create a cause of action against the party failing to give such notice or create any claim or right on behalf of any third party or impact the effectiveness of any such amendment or modification. In connection with amendments or modifications permitted by Section 5.3, the ABL Agent and the Collateral Agent, as applicable shall, upon request of the other party, provide copies of all such modifications or amendments and copies of all other relevant documentation to the other Persons.
5.4    Bailees for Perfection.
(a)    The ABL Agent and the Collateral Agent, as the case may be, each agree to hold that part of the Collateral (other than the ABL Exclusive Real Property, the Noteholder Exclusive Real Property and the Rule 3-16 Capital Stock) that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC (such Collateral being the “Pledged Collateral”) as collateral agent for the ABL Secured Parties and Note Claimholders, as the case may be, and as bailee for the ABL Agent or the Collateral Agent, as the case may be (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the UCC), solely for the purpose of perfecting the security interest granted under the ABL Loan Documents and the Noteholder Documents, as applicable, subject to the terms and conditions of this Section 5.4. Solely with respect to any Deposit Accounts under the control (within the meaning of Section 9-104 of the UCC) of the ABL Agent, the ABL Agent agrees to also hold control over such Deposit Accounts as gratuitous agent for the Collateral Agent, subject to the terms and conditions of this Section 5.4. Solely with respect to any Deposit Accounts under the control (within the meaning of Section 9-104 of the UCC) of the Collateral Agent, the Collateral Agent agrees to also hold control over such Deposit Accounts as gratuitous agent for the ABL Agent, subject to the terms and conditions of this Section 5.4.
(b)    No Person shall have any obligation whatsoever to any other Person to ensure that the Pledged Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.4. The duties or responsibilities under this Section 5.4 shall be limited solely to holding the Pledged Collateral as bailee (and with respect to Deposit Accounts, agent) in accordance with this Section 5.4 and delivering the Pledged Collateral upon a Discharge of ABL Obligations or Discharge of Noteholder Obligations, as the case may be, as provided in paragraph (d) below.
(c)    No Person acting pursuant to this Section 5.4 shall have by reason of the ABL Loan Documents, the Noteholder Documents, this Agreement or any other document, a fiduciary relationship with any other Person with respect to such acts.
(d)    Upon the Discharge of ABL Obligations, except as a court of competent jurisdiction may otherwise direct or otherwise required by applicable law, the ABL Agent shall deliver the remaining Pledged Collateral (if any) together with any necessary endorsements without recourse and without any representation or warranty whatsoever, first, to the Collateral Agent to the extent the Noteholder Obligations which are secured by such Pledged Collateral remain outstanding, and second, subject to any other intercreditor arrangements between the ABL Agent and any other Person who has a Lien on any of the ABL First Lien Collateral to secure any obligations owed by any Grantor to such Person, to the Company (in each case, so as to allow such Person to obtain possession or control of such Pledged Collateral). The ABL Agent further agrees to take all other action reasonably required in connection with the Collateral Agent obtaining a first-priority interest in such Pledged Collateral or as a court of competent jurisdiction may otherwise direct.
(e)    Upon the Discharge of the Noteholder Obligations, except as a court of competent jurisdiction may otherwise direct or otherwise required by applicable law, the Collateral Agent shall deliver the remaining Pledged Collateral (if any), together with any necessary endorsements without recourse and without any representation or warranty whatsoever, first, to the ABL Agent to the extent any ABL Obligations which are secured by such Pledged Collateral remain outstanding, and second, subject to any other intercreditor arrangements between the Collateral Agent and any other Person who has a Lien on any of the Noteholder First Lien Collateral to secure any obligations owing by any Grantor to such Person, to the Company (in each case, so as to allow such Person to obtain possession or control of such Pledged Collateral). The Collateral Agent further agrees to take all other action reasonably requested by the ABL Agent in connection with the ABL Agent obtaining a first-priority interest in such Pledged Collateral or as a court of competent jurisdiction may otherwise direct.
5.5    When Discharge of ABL Obligations and Discharge of Noteholder Obligations Deemed to Not Have Occurred; Refinancing of ABL Obligations and Noteholder Obligations.
(a)    If concurrently with the Discharge of ABL Obligations or the Discharge of Noteholder Obligations, the Company (i) enters into any Refinancing of the ABL Obligations or the Noteholder Obligations, as the case may be, which Refinancing is permitted by the Noteholder Documents and the ABL Loan Documents and (ii) delivers to the Collateral Agent or ABL Agent, as appropriate, a notice and an Intercreditor Agreement Joinder in accordance with clause (b) or (c) of this Section 5.5, then such Discharge of ABL Obligations or Discharge of Noteholder Obligations, shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken as a result of the occurrence of such first Discharge of ABL Obligations or Discharge of Noteholder Obligations) and the obligations under such Refinancing shall automatically be treated as ABL Obligations or Noteholder Obligations, as the case may be, for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the New Agent (as defined below), under such new ABL Loan Documents or the New Representative (as defined below) under such New Noteholder Documents shall be the ABL Agent or Collateral Agent, as applicable, for all purposes of this Agreement.
(b)    Upon the Collateral Agent’s receipt of a notice, together with an Intercreditor Agreement Joinder, from an authorized officer of the New Agent (as defined below) and the Company stating that the Company has Refinanced ABL Obligations (which notice shall include a complete copy of the relevant new documents and provide the identity of the new agent for such Refinanced ABL Obligations, such agent, the “New Agent”), such New Agent shall automatically be treated as the ABL Agent for all purposes of this Agreement. The ABL Agent and the Collateral Agent shall promptly (a) enter into such documents and agreements (including amendments or supplements to this Agreement) as the Company or such New Agent shall reasonably request to provide the New Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement and (b) deliver, to the extent contemplated by this Agreement, to the New Agent any Pledged Collateral held by it together with any necessary endorsements (or otherwise allow the New Agent to obtain control of such Pledged Collateral). The New Agent shall agree pursuant to the Intercreditor Agreement Joinder addressed to the ABL Agent, Collateral Agent, the ABL Secured Parties, and Note Claimholders, as the case may be, to be bound by the terms of this Agreement.
(c)    Upon the ABL Agent’s receipt of a notice, together with an Intercreditor Agreement Joinder, from an authorized officer of the New Representative (as defined below) and the Company stating that the Company has Refinanced Noteholder Obligations (which notice shall include a complete copy of the relevant new documents and provide the identity of the new representative for such Refinanced Noteholder Obligations, such representative, the “New Representative”), such New Representative shall automatically be treated as the Collateral Agent for all purposes of this Agreement. The ABL Agent and the Collateral Agent shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as the Company or such New Representative shall reasonably request to provide the New Representative the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement (including entering into any collateral documentation reasonably requested in order to effectuate such successor collateral agency with respect to any Collateral). The New Representative shall agree pursuant to the Intercreditor Agreement Joinder addressed to the ABL Agent, Collateral Agent, the ABL Secured Parties, and Note Claimholders, as the case may be, to be bound by the terms of this Agreement.
5.6    Successor Agents. If any successor ABL Agent or successor Collateral Agent is elected or appointed pursuant to the terms of the ABL Loan Documents or the Noteholder Documents, as applicable, then such successor ABL Agent or successor Collateral Agent, as applicable, shall automatically be treated as the ABL Agent or Collateral Agent, as applicable, for all purposes of this Agreement. The successor ABL Agent or successor Collateral Agent, as applicable, shall enter into such documents and agreements (including amendments or supplements to this Agreement) as the Company, the existing ABL Agent or the existing Collateral Agent shall reasonably request in order to provide to the successor ABL Agent or successor Collateral Agent, as applicable, the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement. The successor ABL Agent or successor Collateral Agent, as applicable, shall agree pursuant to the Intercreditor Agreement Joinder addressed to the existing ABL Agent or existing Collateral Agent, as applicable, to be bound by the terms of this Agreement.
VI.    INSOLVENCY PROCEEDINGS.
6.1    Finance and Sale Issues.
(g)    Until the Discharge of ABL Obligations has occurred, if the Company or any other Grantor shall be subject to any Insolvency Proceeding and the ABL Agent shall, acting in accordance with the ABL Loan Documents, agree to permit the use of “Cash Collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code), which constitutes ABL First Lien Collateral securing the ABL Obligations or to permit the Company or any other Grantor to obtain financing, whether from the ABL Secured Parties or any other Person under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law (“DIP Financing”) to the extent such DIP Financing is secured solely by Liens on ABL First Lien Collateral, then the Collateral Agent and each Note Claimholder each agrees that it will raise no objection to such Cash Collateral use or DIP Financing so long as such Cash Collateral use or DIP Financing meets the following requirements: (i) it is on commercially reasonable terms, (ii) the Collateral Agent and each Note Claimholder retain the right to object to any ancillary agreements or arrangements regarding the Cash Collateral use or the DIP Financing that are materially prejudicial to their interests in the Noteholder First Lien Collateral, and (iii) the terms of the DIP Financing (A) do not compel the Company to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms are set forth in the DIP Financing documentation or a related document, (B) do not expressly require the liquidation of the Collateral prior to a default under the DIP Financing documentation or Cash Collateral order, (C) if the ABL Secured Parties retain their Liens on the ABL First Lien Collateral securing the ABL Obligations, the Collateral Agent, for the ratable benefit of the Note Claimholders, shall retain an immediately junior Lien on the ABL First Lien Collateral (to the extent such ABL Collateral is Noteholder Collateral), and (D) to the extent that the ABL Agent is granted an adequate protection lien in connection with such DIP Financing or use of cash collateral that constitutes ABL First Lien Collateral, the Note Claimholders also receive an adequate protection lien on the ABL First Lien Collateral with the same relative priority as set forth in this Agreement. To the extent the Liens on the ABL First Lien Collateral securing the ABL Obligations are subordinated to or pari passu with such DIP Financing which meets the requirements of clauses (i) through (iii) above, the Collateral Agent will subordinate any Liens in the ABL First Lien Collateral to the Liens securing such DIP Financing (and all obligations relating thereto), any adequate protection liens granted to the ABL Secured Parties on the ABL First Lien Collateral, and any “carve out” in favor of fees and expenses of professionals retained by the debtor(s) or creditors’ committee and fees owing to the United States Trustee, as agreed to by the ABL Agent, and will not request adequate protection or any other relief in connection therewith (except, as expressly agreed by the ABL Agent or to the extent permitted by Section 6.3) without affecting the subordination provided herein as to other ABL Obligations and Noteholder Obligations. The foregoing shall not prohibit the Collateral Agent or any Note Claimholder from objecting to the terms of any DIP Financing to the extent that such DIP Financing is secured by a senior Lien on any Noteholder First Lien Collateral.
(h)    Until the Discharge of Noteholder Obligations has occurred, if the Company or any other Grantor shall be subject to any Insolvency Proceeding and the Collateral Agent shall, acting in accordance with the Noteholder Documents, agree to permit the use of “Cash Collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code), which constitutes Noteholder First Lien Collateral securing the Noteholder Obligations or to permit the Company or any other Grantor to obtain DIP Financing to the extent such DIP Financing is secured solely by Liens on Noteholder First Lien Collateral, then the ABL Agent and each ABL Secured Party agrees that it will raise no objection to such Cash Collateral use or DIP Financing so long as such Cash Collateral use or DIP Financing meets the following requirements: (i) it is on commercially reasonable terms, (ii) the ABL Agent and each ABL Secured Party retains the right to object to any ancillary agreements or arrangements regarding the Cash Collateral use or the DIP Financing that are materially prejudicial to their interests in the ABL Collateral, and (iii) the terms of the DIP Financing (A) do not compel the Company to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms are set forth in the DIP Financing documentation or a related document, (B) do not expressly require the liquidation of the Collateral prior to a default under the DIP Financing documentation or Cash Collateral order, (C) if the Note Claimholders retain their Liens on the Noteholder First Lien Collateral securing the Noteholder Obligations, the ABL Agent for the ratable benefit of each ABL Secured Party shall retain an immediately junior Lien on the Noteholder First Lien Collateral (to the extent such Noteholder First Lien Collateral is ABL Collateral), and (D) to the extent that the Collateral Agent is granted an adequate protection lien in connection with such DIP Financing or use of cash collateral that constitutes Noteholder First Lien Collateral, the ABL Secured Parties also receive an adequate protection lien on the Noteholder First Lien Collateral with the same relative priority as set forth in this Agreement. To the extent the Liens on the Noteholder First Lien Collateral securing the Noteholder Obligations are subordinated to or pari passu with such DIP Financing which meets the requirements of clauses (i) through (iii) above, the ABL Agent and each ABL Secured Party will subordinate any Liens in the Noteholder First Lien Collateral to the Liens securing such DIP Financing (and all obligations relating thereto), any adequate protection liens granted to the Note Claimholders on the Noteholder First Lien Collateral, and any “carve out” in favor of fees and expenses of professionals retained by the debtor(s) or creditors’ committee and fees owing to the United States Trustee, as agreed to by the Collateral Agent, and will not request adequate protection or any other relief in connection therewith (except, as expressly agreed by the Collateral Agent or to the extent permitted by Section 6.3) without affecting the subordination provided herein as to other ABL Obligations and Noteholder Obligations. The foregoing shall not prohibit the ABL Agent or any ABL Secured Party from objecting to the terms of any DIP Financing to the extent that such DIP Financing is secured by any senior Lien on any ABL First Lien Collateral.
(i)    The Collateral Agent, on behalf of the Note Claimholders, agrees that it will not oppose, and hereby consents to (i) any sale consented to by the ABL Agent of any ABL First Lien Collateral pursuant to Section 363(f) of the Bankruptcy Code (or any similar provision under the law applicable to any Insolvency Proceeding); provided that the order approving such sale states that the Claimholders’ respective Liens shall attach to the proceeds of such sale with the same relative priority as set forth in this Agreement and (ii) any bid by the ABL Agent on behalf of the ABL Secured Parties with respect to then outstanding ABL Obligations in connection with any such sale or any other sale or other disposition of the ABL First Lien Collateral.
(j)    The ABL Agent agrees, on behalf of the ABL Secured Parties, that it will not oppose, and hereby consents to (i) any sale consented to by the Collateral Agent or any Note Claimholder of any Noteholder First Lien Collateral pursuant to Section 363(f) of the Bankruptcy Code (or any similar provision under the law applicable to any Insolvency Proceeding); provided that the order approving such sale states that the Claimholders’ respective Liens shall attach to the proceeds of such sale with the same relative priority as set forth in this Agreement and (ii) any bid by the Collateral Agent or any Note Claimholder with respect to then outstanding Noteholder Obligations in connection with any such sale or any other sale or other disposition of the Noteholder First Lien Collateral.
6.2    Relief from the Automatic Stay.
(i)    Until the Discharge of ABL Obligations has occurred, the Collateral Agent and each Note Claimholder, agrees that none of them shall seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of the ABL First Lien Collateral (other than to the extent such relief is required to exercise its rights under Section 3.3), without the prior written consent of the ABL Agent.
(j)    Until the Discharge of Noteholder Obligations has occurred, the ABL Agent, on behalf of itself and the ABL Secured Parties agrees that none of them shall seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of the Noteholder First Lien Collateral (other than to the extent such relief is required to exercise its rights under Section 3.3), without the prior written consent of the Collateral Agent.
6.3    Adequate Protection.
(f)    The Collateral Agent and the Note Claimholders, each agree that, prior to the Discharge of ABL Obligations, none of them shall contest (or support any other Person contesting):
(1)    any request by the ABL Agent for adequate protection with respect to the ABL First Lien Collateral; or
(2)    any objection by the ABL Agent to any motion, relief, action or proceeding based on the ABL Agent or the ABL Secured Parties claiming a lack of adequate protection with respect to the ABL First Lien Collateral.
(g)    The ABL Agent and the ABL Secured Parties, each agrees that, prior to the Discharge of Noteholder Obligations, none of them shall contest (or support any other Person contesting):
(1)    any request by the Collateral Agent or any Note Claimholder for adequate protection with respect to the Noteholder First Lien Collateral; or
(2)    any objection by the Collateral Agent or any Note Claimholder to any motion, relief, action or proceeding based on the Collateral Agent or any Note Claimholder claiming a lack of adequate protection with respect to the Noteholder Default.
(h)    Notwithstanding the foregoing provisions in this Section 6.3, in any Insolvency Proceeding:
(1)    in the event the ABL Agent or any of the ABL Secured Parties (or any subset thereof) seeks or requests adequate protection in respect of ABL First Lien Collateral and such adequate protection is granted with respect to the ABL First Lien Collateral in the form of additional or replacement collateral (even if such collateral is not of a type which would otherwise have constituted ABL First Lien Collateral) in connection with any Cash Collateral use or DIP Financing or a superpriority claim in connection with any DIP Financing or otherwise, then the Collateral Agent, on behalf of itself or any of the Note Claimholders, may seek or request adequate protection with respect to its interests in such ABL First Lien Collateral (if it is also Noteholder Collateral) in the form of a Lien on the same additional or replacement collateral, or a junior superpriority claim, as applicable, which Lien, or junior superpriority claim, shall be subordinated (except to the extent that such additional or replacement collateral was Noteholder First Lien Collateral (in which case the priorities established by Section 2.1 shall apply)) to the Liens or claims securing the ABL Obligations and such Cash Collateral use or DIP Financing (and all obligations relating thereto) on the same basis as the other Liens of the Collateral Agent on ABL Collateral; and
(2)    in the event the Collateral Agent or any of the Note Claimholders (or any subset thereof) seeks or requests adequate protection in respect of Noteholder First Lien Collateral and such adequate protection is granted with respect to the Noteholder First Lien Collateral (if it is also ABL Collateral) in the form of additional or replacement collateral (even if such collateral is not of a type which would otherwise have constituted Noteholder First Lien Collateral), in connection with any Cash Collateral use or DIP Financing or a superpriority claim in connection with any DIP Financing or otherwise, then the ABL Agent, on behalf of itself or any of the ABL Secured Parties, may seek or request adequate protection with respect to its interests in such Noteholder First Lien Collateral in the form of a Lien on the same additional or replacement collateral, or a junior superpriority claim, as applicable, which Lien or junior superpriority claim shall be subordinated (except to the extent that such additional or replacement collateral was ABL First Lien Collateral (in which case the priorities established by Section 2.1 shall apply)) to the Liens or claims securing the Noteholder Obligations and such Cash Collateral use or DIP Financing (and all obligations relating thereto) on the same basis as the other Liens of the ABL Agent on the Noteholder Default.
(i)    Except as otherwise expressly set forth in Section 6.1 or in connection with the exercise of remedies with respect to (i) the ABL Collateral, nothing herein shall limit the rights of the Collateral Agent or any Note Claimholder from seeking adequate protection with respect to their rights in the Noteholder First Lien Collateral in any Insolvency Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise) or (ii) the Noteholder Default, nothing herein shall limit the rights of the ABL Agent or the ABL Secured Parties from seeking adequate protection with respect to their rights in the ABL First Lien Collateral in any Insolvency Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise).
6.4    Avoidance Issues. If any ABL Secured Party or Note Claimholder is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay to the estate of the Company or any other Grantor any amount paid in respect of ABL Obligations or the Noteholder Obligations, as the case may be, (a “Recovery”), then such ABL Secured Parties or Note Claimholders shall be entitled to a reinstatement of ABL Obligations or the Noteholder Obligations, as the case may be, with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.
6.5    Reorganization Securities. If, in any Insolvency Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of ABL Obligations and on account of Noteholder Obligations, then, to the extent the debt obligations distributed on account of the ABL Obligations and on account of the Noteholder Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the debt obligations so distributed, to the Liens securing such debt obligations and the distribution of proceeds thereof.
6.6    Post-Petition Interest.
(a)    The Collateral Agent and the Note Claimholders each agree that none of them shall oppose or seek to challenge any claim by the ABL Agent or any ABL Secured Party for allowance in any Insolvency Proceeding of ABL Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Lien on the ABL First Lien Collateral securing any ABL Secured Party’s claim, without regard to the existence of the Lien of the Collateral Agent on behalf of the Note Claimholders on the ABL First Lien Collateral.
(b)    Neither the ABL Agent, nor any other ABL Secured Party shall oppose or seek to challenge any claim by the Collateral Agent or any Note Claimholder for allowance in any Insolvency Proceeding of Noteholder Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Lien on the Noteholder First Lien Collateral securing any Note Claimholder’s claim, without regard to the existence of the Lien of the ABL Agent on behalf of the ABL Secured Parties on the Noteholder First Lien Collateral.
6.7    Waiver – 1111(b)(2) Issues.
(a)    The Collateral Agent, for itself and/or on behalf of the Note Claimholders, waives any objection or claim it may hereafter have against any ABL Secured Party arising out of the election by any ABL Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code to any claims of such ABL Secured Party in respect of the ABL Collateral and agrees that in the case of any such election it shall have no claim or right to payment with respect to the ABL First Lien Collateral in or from such Insolvency Proceeding. Any reorganization securities issued with respect to such election shall be allocated solely to the ABL Secured Parties pursuant to Section 6.5 hereof.
(b)    The ABL Agent, for itself and/or on behalf of the ABL Secured Parties, each waives any objection or claim it may hereafter have against any Note Claimholder arising out of the election by any Note Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code to any claims of such Note Claimholder in respect of the Noteholder First Lien Collateral and agrees that in the case of any such election it shall have no claim or right to payment with respect to the Noteholder First Lien Collateral in or from such Insolvency Proceeding. Any reorganization securities issued with respect to such election shall be allocated solely to the Note Claimholders pursuant to Section 6.5 hereof.
6.8    Separate Grants of Security and Separate Classification. The ABL Agent, on behalf each ABL Secured Party, and the Collateral Agent, on behalf of each Note Claimholder, acknowledges and agrees that (a) the grants of Liens pursuant to the ABL Loan Documents, the Noteholder Documents constitute separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Collateral, the Noteholder Obligations and the ABL Obligations are fundamentally different from each other and must be separately classified in any plan of reorganization or liquidation under the Bankruptcy Code (or other plan of similar effect under any Bankruptcy Law) proposed or adopted in an Insolvency Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the ABL Secured Parties and the Note Claimholders in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the ABL Agent, on behalf of the ABL Secured Parties, and the Collateral Agent, on behalf of each Note Claimholder, hereby acknowledge and agree that all distributions shall be made as if there were separate classes of ABL Obligation claims and Noteholder Obligation claims against the Obligors, with the effect being that, (i) to the extent that the aggregate value of the ABL First Lien Collateral is sufficient (for this purpose ignoring all claims held by the Collateral Agent on behalf of the Note Claimholders), the ABL Agent and the ABL Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest that is available from the ABL First Lien Collateral (regardless of whether any such claims may or may not be allowed or allowable in whole or in part as against any Obligor in the applicable Insolvency Proceeding(s) pursuant to Section 506(b) of the Bankruptcy Code or otherwise) before any distribution is made in respect of the claims held by the Collateral Agent, the Note Claimholders from such ABL First Lien Collateral, with the Collateral Agent, on behalf of the Note Claimholders, hereby acknowledging and agreeing to turn over to the ABL Agent, for the benefit of the ABL Secured Parties, amounts otherwise received or receivable by them from such ABL First Lien Collateral to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries of the Note Claimholders, and (ii) to the extent that the aggregate value of the Noteholder First Lien Collateral is sufficient (for this purpose ignoring all claims held by the ABL Agent on behalf of the ABL Secured Parties), the Collateral Agent, on behalf of the Note Claimholders shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest that is available from the Noteholder First Lien Collateral (regardless of whether any such claims may or may not be allowed or allowable in whole or in part as against any Obligor in the applicable Insolvency Proceeding(s) pursuant to Section 506(b) of the Bankruptcy Code or otherwise) before any distribution is made in respect of the claims held by the ABL Agent, on behalf of the ABL Secured Parties from such Noteholder First Lien Collateral, with the ABL Agent, on behalf of the ABL Secured Parties, hereby acknowledging and agreeing to turn over to the Collateral Agent, for the benefit of the Note Claimholders, amounts otherwise received or receivable by them from such Noteholder First Lien Collateral to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries of the ABL Secured Parties.
6.9    Enforceability and Continuing Priority. This Agreement shall be applicable both before and after the commencement of any Insolvency Proceeding and all converted or succeeding cases in respect thereof. Accordingly, the provisions of this Agreement are intended to be and shall be enforceable as a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code.
VII.    RELIANCE; WAIVERS; ETC.
7.1    Reserved.
7.2    No Warranties or Liability. The ABL Agent, on behalf of itself and the ABL Secured Parties, acknowledges and agrees that each of the Collateral Agent and the Note Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Noteholder Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided in this Agreement, the Collateral Agent and the Note Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the Noteholder Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Collateral Agent and the Note Claimholders, each acknowledges and agrees that the ABL Agent and the ABL Secured Parties have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the ABL Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided herein, the ABL Agent and the ABL Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under their respective ABL Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Collateral Agent and the Note Claimholders shall have no duty to the ABL Agent or any of the ABL Secured Parties, and the ABL Agent and the ABL Secured Parties shall have no duty to the Collateral Agent or any of the Note Claimholders, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Company or any other Grantor (including the ABL Loan Documents and the Noteholder Documents), regardless of any knowledge thereof which they may have or be charged with.
7.3    No Waiver of Lien Priorities.
(d)    No right of the ABL Agent, the ABL Secured Parties, the Collateral Agent or the Note Claimholders to enforce any provision of this Agreement, any ABL Loan Document or any other Noteholder Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any other Grantor or by any act or failure to act by such Persons or by any noncompliance by any such Person with the terms, provisions and covenants of this Agreement, any of the ABL Loan Documents or any of the other Noteholder Documents, regardless of any knowledge thereof which such Persons, or any of them, may have or be otherwise charged with.
(e)    Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Company and the other Grantors under the ABL Loan Documents and Noteholder Documents and subject to the provisions of Section 8.3), the ABL Agent, the ABL Secured Parties, the Collateral Agent and the Note Claimholders may, at any time and from time to time in accordance with the ABL Loan Documents and Noteholder Documents and/or applicable law, without the consent of, or notice to, the other Persons (as the case may be), without incurring any liabilities to such Persons and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy is affected, impaired or extinguished thereby) do any one or more of the following:
(3)    change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the ABL Obligations or Noteholder Obligations, as applicable, or any Lien or guaranty thereof or any liability of the Company or any other Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the ABL Obligations or Noteholder Obligations, as applicable, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the ABL Agent or Collateral Agent or any rights or remedies under any of the ABL Loan Documents or the Noteholder Documents;
(4)    sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Collateral (except to the extent provided in this Agreement) or any liability of the Company or any other Grantor or any liability incurred directly or indirectly in respect thereof;
(5)    settle or compromise any ABL Obligations or Noteholder Obligations, as applicable, or any other liability of the Company or any other Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability in any manner or order that is not inconsistent with the terms of this Agreement; and
(6)    exercise or delay in or refrain from exercising any right or remedy against the Company or any security or any other Grantor or any other Person, elect any remedy and otherwise deal freely with the Company or any other Grantor, except, in each case, as otherwise expressly set forth in this Agreement.
7.4    Obligations Unconditional. All rights, interests, agreements and obligations of the ABL Agent and the ABL Secured Parties and the Collateral Agent and the Note Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:
(a)    any lack of validity or enforceability of any ABL Loan Documents or any Noteholder Documents;
(b)    except as otherwise expressly set forth in this Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the ABL Obligations or Noteholder Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any ABL Loan Document or any Noteholder Document;
(c)    except as otherwise expressly set forth in this Agreement, any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the ABL Obligations or Noteholder Obligations or any guaranty thereof;
(d)    the commencement of any Insolvency Proceeding in respect of the Company or any other Grantor; or
(e)    any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Company or any other Grantor in respect of the ABL Agent, the ABL Obligations, any ABL Secured Party, the Collateral Agent, the Noteholder Obligations or any Note Claimholder in respect of this Agreement.
VIII.    MISCELLANEOUS.
8.1    Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any ABL Loan Document or any Noteholder Document, the provisions of this Agreement shall govern and control.
8.2    Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective, as of the date of this Agreement, when executed and delivered by the parties hereto. This is a continuing agreement of lien subordination and the ABL Agent, the ABL Secured Parties and the Collateral Agent and the Note Claimholders may continue, at any time and without notice to any of the others, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or any Grantor in reliance hereon. Each such Person hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency Proceeding. The relative rights, as provided for in this Agreement, will continue after the commencement of any such Insolvency Proceeding on the same basis as prior to the date of the commencement of any such case, as provided in this Agreement. If any provision of this Agreement is invalid, illegal or unenforceable in any respect or in any jurisdiction, the validity, legality and enforceability of such provision in all other respects and of all remaining provisions, and of such provision in all other jurisdictions, will not in any way be affected or impaired thereby. All references to the Company or any other Grantor shall include the Company or such Grantor as debtor and debtor-in-possession and any receiver or trustee for the Company or any other Grantor (as the case may be) in any Insolvency Proceeding. This Agreement shall terminate and be of no further force and effect:
(f)    with respect to the ABL Agent, the ABL Secured Parties and the ABL Obligations, on the date of the Discharge of ABL Obligations, subject to the rights of the ABL Agent and ABL Secured Parties under Section 5.5 and Section 6.4; and
(g)    with respect to the Collateral Agent, Note Claimholders and the Noteholder Obligations, on the date of the Discharge of Noteholder Obligations, subject to the rights of the Collateral Agent and the Note Claimholders under Section 5.5 and Section 6.4.
If a Discharge of ABL Obligations occurs prior to the termination of this Agreement in accordance with this Section 8.2, to the extent that additional ABL Obligations are incurred or ABL Obligations are reinstated in accordance with Section 6.4, the Discharge of ABL Obligations shall (effective upon the incurrence of such additional ABL Obligations or reinstatement of such ABL Obligations, as applicable) be deemed to no longer be effective. If a Discharge of Noteholder Obligations occurs prior to the termination of this Agreement in accordance with this Section 8.2, to the extent that additional Noteholder Obligations are incurred or Noteholder Obligations are reinstated in accordance with Section 6.4, the Discharge of Noteholder Obligations shall (effective upon the incurrence of such additional Noteholder Obligations or reinstatement of such Noteholder Obligations, as applicable) be deemed to no longer be effective.
8.3    Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement shall be deemed to be made unless the same shall be in writing and signed on behalf of ABL Agent and the Collateral Agent or their respective authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, the Company shall have the right to consent to or approve any amendment, modification or waiver of any provision of this Agreement to the extent that rights or obligations of the Company or the other Grantors under this Agreement, any ABL Loan Document or any Noteholder Document are directly and adversely affected thereby (which includes, but is not limited to any amendment to the scope of the Collateral or to the Grantors’ ability to cause additional obligations to constitute ABL Obligations or Noteholder Obligations as the Company may designate).
8.4    Information Concerning Financial Condition of the Company and its Subsidiaries. The ABL Agent and the ABL Secured Parties, on the one hand, and the Collateral Agent and the Note Claimholders, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of the Company and its Subsidiaries and all endorsers and/or guarantors of the ABL Obligations or the Noteholder Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the ABL Obligations or the Noteholder Obligations. Neither the ABL Agent and the ABL Secured Parties, on the one hand, nor the Collateral Agent and the Note Claimholders, on the other hand, shall have any duty to advise the other of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that either the ABL Agent or any of the ABL Secured Parties, on the one hand, or the Collateral Agent and the Note Claimholders, on the other hand, undertakes at any time or from time to time to provide any such information to any of the others (and the Company and each Grantor hereby consents to any such provision of information), it or they shall be under no obligation:
(c)    to make, and shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided;
(d)    to provide any additional information or to provide any such information on any subsequent occasion;
(e)    to undertake any investigation; or
(f)    to disclose any information, which pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.
8.5    Subrogation.
(c)    With respect to the value of any payments or distributions in cash, property or other assets that any of the Note Claimholders or the Collateral Agent pays over to the ABL Agent or the ABL Secured Parties under the terms of this Agreement, the Note Claimholders and the Collateral Agent shall be subrogated to the rights of the ABL Agent and the ABL Secured Parties; provided, however, that, the Collateral Agent and the Note Claimholders, hereby each agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of ABL Obligations has occurred. The Company acknowledges and agrees that, to the extent permitted by applicable law, the value of any payments or distributions in cash, property or other assets received by the Collateral Agent or any Note Claimholder that are paid over to the ABL Agent or the ABL Secured Parties pursuant to this Agreement shall not reduce any of the Noteholder Obligations.
(d)    With respect to the value of any payments or distributions in cash, property or other assets that any of the ABL Secured Parties or the ABL Agent pays over to the Collateral Agent or the Note Claimholders under the terms of this Agreement, the ABL Secured Parties and the ABL Agent shall be subrogated to the rights of the Collateral Agent and the Note Claimholders; provided, however, that the ABL Agent, on behalf of itself and the ABL Secured Parties, hereby agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Noteholder Obligations has occurred. The Company acknowledges and agrees that, to the extent permitted by applicable law, the value of any payments or distributions in cash, property or other assets received by the ABL Agent or the ABL Secured Parties that are paid over to the Collateral Agent or any Note Claimholder pursuant to this Agreement shall not reduce any of the ABL Obligations.
8.6    SUBMISSION TO JURISDICTION; WAIVERS.
(a)    ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY:
(7)    ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;
(8)    WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;
(9)    AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 8.7;
(10)    AGREES THAT SERVICE AS PROVIDED IN CLAUSE (3) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND
(11)    AGREES THAT EACH PARTY HERETO RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY PARTY IN THE COURTS OF ANY OTHER JURISDICTION.
(b)    EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT OR THE INTENTS AND PURPOSES HEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER HEREOF, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP THAT EACH PARTY HERETO HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH PARTY HERETO WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE; MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 8.6(b) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
8.7    Notices. All notices to the ABL Secured Parties or the Note Claimholders permitted or required under this Agreement shall also be sent to the ABL Agent and Collateral Agent, respectively. Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.
8.8    Further Assurances. The ABL Agent, the Collateral Agent and each of the Claimholders, each agrees that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the ABL Agent or Collateral Agent may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement. Without limiting the generality of the foregoing, all such Persons agree upon request by ABL Agent or Collateral Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the ABL First Lien Collateral or Noteholder First Lien Collateral, as applicable, and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the ABL Loan Documents and the Noteholder Documents.
8.9    APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
8.10    Binding Effect on Successors and Assigns and on Claimholders. This Agreement shall be binding upon the ABL Agent, the ABL Secured Parties, the Collateral Agent and the Note Claimholders and each of their respective successors and assigns. The Collateral Agent represents that it has not agreed to any modification of the provisions in the Noteholder Documents authorizing it to execute this Agreement and bind the Note Claimholders and ABL Agent represents that it has not agreed to any modification of the provisions in the ABL Loan Documents authorizing it to execute this Agreement and bind the ABL Secured Parties. Notwithstanding any implication to the contrary in any provision in any other section of the Agreement, neither the Collateral Agent nor the ABL Agent make any representation regarding the validity or binding effect of the Noteholder Documents or ABL Loan Documents, respectively, or their authority to bind any of the Claimholders through their execution of this Agreement.
8.11    Specific Performance. Each of the ABL Agent and the Collateral Agent may demand specific performance of this Agreement. The ABL Agent, on behalf of itself and the ABL Secured Parties, and the Collateral Agent, on behalf of itself and the Note Claimholders, hereby irrevocably waive any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the ABL Agent or the ABL Secured Parties or by the Collateral Agent or the Note Claimholders, as the case may be, under this Agreement.
8.12    Headings. Section headings herein have been inserted for convenience of reference only, are not to be considered a part of this Agreement and will in no way modify or restrict any of the terms or provisions hereof.
8.13    Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by facsimile transmission or electronic transmission (in pdf format) shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.
8.14    Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.
8.15    No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of each of the ABL Agent, the Collateral Agent, the ABL Secured Parties and the Note Claimholders. Nothing in this Agreement shall impair, as between the Company and the other Grantors and the ABL Agent and the ABL Secured Parties, or as between the Company and the other Grantors and the Collateral Agent and the Note Claimholders the obligations of the Company and the other Grantors to pay principal, interest, fees and other amounts as provided in the ABL Loan Documents and the Noteholder Documents, respectively.
8.16    Provisions Solely to Define Relative Rights. The provisions of this Agreement are solely for the purpose of defining the relative rights of the ABL Agent and the ABL Secured Parties on the one hand and the Collateral Agent and the Note Claimholders on the other hand. None of the Company, any other Grantor or any other creditor thereof shall have any rights hereunder and neither the Company nor any Grantor may rely on the terms hereof. Nothing in this Agreement is intended to or shall impair the obligations of the Company or any other Grantor, which are absolute and unconditional, to pay the ABL Obligations and the Noteholder Obligations as and when the same shall become due and payable in accordance with their terms.
8.17    Marshalling of Assets. The Collateral Agent and the Note Claimholders hereby each waives any and all rights to have the ABL First Lien Collateral, or any part thereof, marshaled upon any foreclosure or other enforcement of the ABL Agent’s or the Collateral Agent’s Liens. The ABL Agent and each ABL Secured Party hereby waive any and all rights to have the Noteholder First Lien Collateral, or any part thereof, marshaled upon any foreclosure or other enforcement of the Collateral Agent’s or the ABL Agent’s Liens.
8.18    Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act, the Collateral Agent and the ABL Agent, like all financial institutions, are required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with Wells Fargo Bank National Association or the ABL Agent, as the case may be. The parties to this Agreement agree that they will provide the Collateral Agent and the ABL Agent, as the case may be, with such information as it may request in order for the Collateral Agent and the ABL Agent, as the case may be, to satisfy the requirements of the USA Patriot Act.
8.19    Consent or Other Actions by Agents. In connection with any matter under this Agreement requiring or referring to the consent or other action of any Agent, such consent or other action by any Agent may require the approval, vote or consent of (or with respect to the Collateral Agent, the direct action of) holders of each applicable series of ABL Obligations or Noteholder Obligations, as applicable, in accordance with the ABL Loan Documents or the Noteholder Documents, as applicable, governing such series of ABL Obligations or Noteholder Obligations.
8.20    Scope of Agreement. Nothing in this Agreement shall limit or otherwise govern the actions of (i) the ABL Agent with respect to any ABL Exclusive Real Property and Rule 3-16 Capital Stock, and (ii) the Collateral Agent with respect to any Noteholder Exclusive Real Property.
8.21    No Trust or Fiduciary Relationship.
(a)    The Collateral Agent shall not be deemed to be in a relationship of trust or confidence with any of the ABL Secured Parties by reason of this Agreement, and shall not owe any fiduciary, trust or other special duties to any of the ABL Secured Parties by reason of this Agreement. The parties hereto acknowledge that Collateral Agent’s duties do not include any discretionary authority, determination or responsibility with respect to any Noteholder Document or any Collateral, notwithstanding any rights or discretion that may be granted to the Collateral Agent in such Noteholder Documents. The provisions of this Agreement, including, without limitation those provisions relating to the rights, duties, powers, privileges, protections and indemnification of the Collateral Agent in favor of the Collateral Agent in the Indenture and Noteholder Security Agreement shall apply with respect to any actions taken or not taken by the Collateral Agent under this Agreement. The Collateral Agent shall be responsible only for the performance of such duties as are expressly set forth herein. The Collateral Agent shall not be responsible for any action taken or not taken by it under this Agreement or with respect to any Noteholder Documents at the request or direction of any Note Claimholders.
(b)    The ABL Agent shall not be deemed to be in a relationship of trust or confidence with any of the Note Claimholders by reason of this Agreement, and shall not owe any fiduciary, trust or other special duties to any of the Note Claimholders by reason of this Agreement. The provisions of this Agreement, including, without limitation those provisions relating to the rights, duties, powers, privileges, protections and indemnification of the ABL Agent in favor of the ABL Agent in the ABL Loan Documents shall apply with respect to any actions taken or not taken by the ABL Agent under this Agreement. The ABL Agent shall be responsible only for the performance of such duties as are expressly set forth herein. The ABL Agent shall not be responsible for any action taken or not taken by it under this Agreement or with respect to any ABL Loan Documents at the request or direction of any ABL Lenders.
[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.
ABL Agent:

PNC BANK, NATIONAL ASSOCIATION,
as ABL Agent, and as authorized representative of the ABL Secured Parties

By: /s/ Basem Pharaon
    Name:    Basem Pharaon
    Title:    V.P.

Notice Address:

PNC Bank, National Association
340 Madison Avenue, 11th Floor
New York, NY 10173
Attention:    Glenn D. Kreutzer, Vice President
Telephone:    (212) 752-6093
Facsimile:    (212) 303-0060

with a copy to:

PNC Bank, National Association
Commercial Client Services - Agency Services
P7-PFSC-05-W
500 First Avenue
Pittsburgh, PA 15219
Attention: Taryn Adametz
Telephone: (412) 768-9834
Facsimile: (412) 705-2006

with an additional copy to:

Otterbourg P.C.
230 Park Avenue
New York, New York 10169
Attention: Richard L. Stehl, Esq.
Telephone: (212) 661-9100
Facsimile: (212) 682-6104

Collateral Agent:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent and as authorized representative of the Note Claimholders

By: /s/ Richard Prokosch
    Name:    Richard Prokosch
    Title:    Vice President

Notice Address:

625 Marquette Avenue, 11th Floor
MAC N9311-110
Minneapolis, MN 55479

Acknowledged and agreed to as of the date first written above:

Company:

NEW ENTERPRISE STONE & LIME CO., INC.

By: /s/ Paul I. Detwiler, III
    Name:    Paul I. Detwiler, III
    Title:    President

Notice Address:

3912 Brumbaugh Road
P.O. Box 77
New Enterprise, PA 16664

Subsidiary Obligors:

ASTI TRANSPORTATION SYSTEMS, INC.
EII TRANSPORT INC.
GATEWAY TRADE CENTER INC.
PRECISION SOLAR CONTROLS INC.
PROTECTION SERVICES INC.
SCI PRODUCTS INC.
WORK AREA PROTECTION CORP.

By: /s/ Paul I. Detwiler, III
    Name:    Paul I. Detwiler, III
    Title:    Vice President

Notice Address:

3912 Brumbaugh Road
P.O. Box 77
New Enterprise, PA 16664

EXHIBIT A

FORM OF INTERCREDITOR AGREEMENT JOINDER
The undersigned,             , a             , hereby agrees to become party as [a Grantor][ABL Agent][ABL Secured Party][Collateral Agent] under the Amended and Restated Intercreditor Agreement dated as of February ___, 2014 (the “Intercreditor Agreement”) among New Enterprise Stone & Lime Co., Inc., a Delaware corporation, the other Obligors from time to time party thereto, PNC Bank, National Association, in its capacity as collateral agent for the ABL Secured Parties, and Wells Fargo Bank, National Association, in its capacity as Collateral Agent for the Notes Claimholders, together with the successors and assigns of each of the foregoing in such respective capacities, as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Intercreditor Agreement as fully as if the undersigned had executed and delivered the Intercreditor Agreement as of the date thereof. Such undersigned is acting as [agent/trustee] for the benefit of the holders of obligations under the [describe agreement(s) providing for Refinancing of ABL Obligations/Noteholder Obligations] (the “Refinancing Agreement”). The undersigned acknowledges receipt of the Intercreditor Agreement, assumes all the rights and obligations of a [New Agent/New Representative] under the Intercreditor Agreement and agrees that such signatory, for itself and as agent for each of the holders of any Refinancing of [ABL Obligations] [Noteholder Obligations] pursuant to the Refinancing Agreement, shall be bound as a [New Agent/New Representative] under the terms of the Intercreditor Agreement as if it had been an original signatory to the Intercreditor Agreement. Such undersigned’s address for notices under the Intercreditor Agreement shall be as set forth beneath its signature hereto (or such other address as such undersigned may designate in writing from time to time pursuant to Section 8.7 of the Intercreditor Agreement). Such undersigned hereby waives notice of acceptance of this Intercreditor Agreement Joinder by the other parties to the Intercreditor Agreement. The provisions of Article VIII of the Intercreditor Agreement will apply with like effect to this Joinder. Terms used in this Intercreditor Agreement Joinder but not defined herein shall have the meanings given to such terms in the Intercreditor Agreement.
IN WITNESS WHEREOF, the parties hereto have caused this Intercreditor Agreement Joinder to be executed by their respective officers or representatives as of ______________, 20___.
[___________________________________]

By:
    Name:
    Title:
Acknowledged and Agreed to by:

ABL Agent

PNC BANK, NATIONAL ASSOCIATION,
as ABL Agent, and as authorized representative of the ABL Secured Parties

By:

    Name:

    Title:

Collateral Agent

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent and as authorized representative of the Note Claimholders

By:

    Name:

    Title:

#23550809 v4